        BOATMEN'S BANCSHARES, INC. 1995 SUPPLEMENTAL FINANCIAL STATEMENTS
- -------------------------------------------------------------------------------

                                              Consolidated Balance Sheet
December 31 (dollars in thousands)                                                             1995              1994
- -------------------------------------------------------------------------------------------------------------------------
Assets
Cash and due from banks                                                                 $ 2,611,765       $ 2,558,509
Short-term investments                                                                       83,166            45,216
Securities:
  Held to maturity (market value $973,801 and $6,813,697, respectively)                     923,130         7,175,158
  Available for sale (amortized cost $10,330,233, and $5,389,615, respectively)          10,347,172         5,170,611
  Trading                                                                                    58,361            32,393
Federal funds sold and securities purchased under resale agreements                       1,225,671         1,120,190
Loans (net of unearned income of $86,981, and $84,409 respectively)                      24,050,903        22,717,562
  Less reserve for loan losses                                                              452,560           449,485
- -------------------------------------------------------------------------------------------------------------------------
  Loans, net                                                                             23,598,343        22,268,077
- -------------------------------------------------------------------------------------------------------------------------
Property and equipment                                                                      800,502           796,385
Other assets                                                                              1,475,379         1,525,930
- -------------------------------------------------------------------------------------------------------------------------
  Total assets                                                                          $41,123,489       $40,692,469
=========================================================================================================================

Liabilities and Stockholders' Equity
Liabilities:
Demand deposits                                                                         $ 6,894,649       $ 6,294,793
Retail savings deposits and interest-bearing transaction accounts                        13,510,720        12,253,259
Time deposits                                                                            11,572,768        12,560,617
- -------------------------------------------------------------------------------------------------------------------------
  Total deposits                                                                         31,978,137        31,108,669
- -------------------------------------------------------------------------------------------------------------------------
Federal funds purchased and securities sold under repurchase agreements                   2,902,973         2,987,315
Short-term borrowings                                                                     1,474,991         2,387,280
Capital lease obligations                                                                    39,076            40,408
Long-term debt                                                                              615,129           599,493
Other liabilities                                                                           512,436           403,732
- -------------------------------------------------------------------------------------------------------------------------
  Total liabilities                                                                      37,522,742        37,526,897
- -------------------------------------------------------------------------------------------------------------------------
Redeemable preferred stock                                                                      961             1,142
- -------------------------------------------------------------------------------------------------------------------------
Stockholders' Equity:
Preferred stock                                                                              99,324           100,000
Common stock ($1 par value; 200,000,000 shares authorized;
  158,067,758 and 156,084,081 shares issued, respectively)                                  158,068           156,084
Surplus                                                                                   1,212,838         1,171,184
Retained earnings                                                                         2,137,176         1,886,119
Treasury stock (476,519 and 508,698 shares at cost, respectively)                           (18,096)          (14,516)
Unrealized net appreciation (depreciation), available for sale securities                    10,476          (134,521)
- -------------------------------------------------------------------------------------------------------------------------
  Total stockholders' equity                                                              3,599,786         3,164,430
- -------------------------------------------------------------------------------------------------------------------------
  Total liabilities and stockholders' equity                                            $41,123,489       $40,692,469
=========================================================================================================================
See accompanying notes to the consolidated financial statements.

                                              Consolidated Statement of Income
Year ended December 31 (in thousands)                                              1995           1994          1993
- -----------------------------------------------------------------------------------------------------------------------
Interest income
  Interest and fees on loans                                                 $2,107,749     $1,748,732    $1,549,786
  Interest on short-term investments                                              4,787          3,569         2,334
  Interest on Federal funds sold and securities purchased
    under resale agreements                                                      40,028         18,047        20,747
  Interest on held to maturity securities
    Taxable                                                                     357,753        348,264       623,173
    Tax-exempt                                                                   56,108         60,488        81,844
- -----------------------------------------------------------------------------------------------------------------------
    Total interest on held to maturity securities                               413,861        408,752       705,017
  Interest on available for sale securities                                     304,816        329,391        29,057
  Interest on trading securities                                                  2,049          2,629         2,705
- -----------------------------------------------------------------------------------------------------------------------
    Total interest income                                                     2,873,290      2,511,120     2,309,646
- -----------------------------------------------------------------------------------------------------------------------
Interest expense
  Interest on deposits                                                        1,025,459        768,995       767,151
  Interest on Federal funds purchased and other short-term borrowings           304,509        202,506        95,086
  Interest on capital lease obligations                                           3,896          4,016         4,105
  Interest on long-term debt                                                     47,454         66,660        49,611
- -----------------------------------------------------------------------------------------------------------------------
    Total interest expense                                                    1,381,318      1,042,177       915,953
- -----------------------------------------------------------------------------------------------------------------------
    Net interest income                                                       1,491,972      1,468,943     1,393,693
Provision for loan losses                                                        59,756         26,176        70,922
- -----------------------------------------------------------------------------------------------------------------------
    Net interest income after provision for loan losses                       1,432,216      1,442,767     1,322,771
- -----------------------------------------------------------------------------------------------------------------------
Noninterest income
  Trust fees                                                                    200,242        186,081       178,055
  Service charges                                                               231,648        225,479       210,833
  Mortgage banking revenues                                                      80,702         63,349        71,022
  Credit card                                                                    61,483         55,499        41,090
  Investment banking revenues                                                    42,158         42,318        48,073
  Securities gains (losses), net                                                 (7,040)         9,832         9,903
  Other                                                                         150,437        131,100       121,591
- -----------------------------------------------------------------------------------------------------------------------
    Total noninterest income                                                    759,630        713,658       680,567
- -----------------------------------------------------------------------------------------------------------------------
Noninterest expense
  Staff                                                                         726,472        718,592       687,318
  Net occupancy                                                                  98,777        100,909       105,138
  Equipment                                                                     116,704        116,187       113,447
  FDIC insurance                                                                 39,288         65,723        65,302
  Intangible amortization                                                        43,755         45,306        48,814
  Advertising                                                                    42,866         43,005        40,334
  Other                                                                         382,963        321,359       340,196
- -----------------------------------------------------------------------------------------------------------------------
    Total noninterest expense                                                 1,450,825      1,411,081     1,400,549
- -----------------------------------------------------------------------------------------------------------------------
  Income before income tax expense                                              741,021        745,344       602,789
Income tax expense                                                              261,010        254,418       174,315
- -----------------------------------------------------------------------------------------------------------------------
  Net income                                                                 $  480,011     $  490,926    $  428,474
=======================================================================================================================
  Net income per share                                                            $3.02          $3.10         $2.74
=======================================================================================================================
  Dividends declared per share                                                    $1.42          $1.30         $1.18
=======================================================================================================================
See accompanying notes to the consolidated financial statements.

                                     Consolidated Statement of Changes in Stockholders' Equity
                                                                                                          Unrealized Net
                                                                                                           Appreciation,
                           Preferred Stock      Common Stock                              Treasury Stock  (Depreciation)
                          -----------------   ----------------               Retained    ---------------  Available for
(in thousands)             Shares   Amount    Shares   Amount    Surplus     Earnings    Shares   Amount Sale Securities    Total
- -----------------------------------------------------------------------------------------------------------------------------------
December 31, 1992           1,222  $103,641  100,959  $100,959  $1,177,740  $1,306,679      --        --             --  $2,689,019
Net income                     --        --       --        --          --     428,474      --        --             --     428,474
Cash dividends declared:
  Common ($1.18 per share)     --        --       --        --          --    (117,334)     --        --             --    (117,334)
  Redeemable preferred         --        --       --        --          --         (85)     --        --             --         (85)
  By pooled companies prior
   to merger--common           --        --       --        --          --     (32,227)     --        --             --     (32,227)
  By pooled companies prior
   to merger--preferred        --        --       --        --          --      (7,000)     --        --             --      (7,000)
Acquisition of treasury
  stock                        --        --       --        --          --          --     (52)   (3,102)            --      (3,102)
Common stock issued
  pursuant to employee
  and shareholder stock
  issuance plans               --        --      893       893      19,791          --      52     3,102             --      23,786
Common stock issued upon
  acquisition of subsidiary    --        --      359       359       8,939          --      --        --             --       9,298
Adjustment for purchase of
  treasury stock--pooled
  companies                    --        --     (118)     (118)     (3,290)         --      --        --             --      (3,408)
Capital transactions--
  pooled companies           (972)   (3,641)   1,049     1,049       3,418          --      --        --             --         826
Common stock issued upon
  conversion of convertible
  subordinated debentures      --        --      487       487      12,817          --      --        --             --      13,304
Common stock issued upon
  2-for-1 stock split          --        --   51,867    51,867     (51,867)         --      --        --             --          --
Adjustment of available for
  sale securities to market
  value                        --        --       --        --          --          --      --        --         67,400      67,400
Other, net                     --        --       --        --        (751)       (130)     --        --             --        (881)
- -----------------------------------------------------------------------------------------------------------------------------------
December 31, 1993             250   100,000  155,496   155,496   1,166,797   1,578,377      --        --         67,400   3,068,070
Net income                     --        --       --        --          --     490,926      --        --             --     490,926
Cash dividends declared:
  Common ($1.30 per share)     --        --       --        --          --    (135,920)     --        --             --    (135,920)
  Redeemable preferred         --        --       --        --          --         (80)     --        --             --         (80)
  By pooled companies prior
   to merger--common           --        --       --        --          --     (40,187)     --        --             --     (40,187)
  By pooled companies prior
   to merger--preferred        --        --       --        --          --      (7,000)     --        --             --      (7,000)
Acquisition of treasury
  stock                        --        --       --        --          --          --    (538)  (15,406)            --     (15,406)
Common stock issued
 pursuant to employee
 and shareholder stock
 issuance plans                --        --      446       446       6,364          --      29       890             --       7,700
Common stock issued
 upon acquisition
 of subsidiaries               --        --      481       481       7,712          --      --        --             --       8,193
Adjustment for purchase of
 treasury stock--pooled
 companies                     --        --     (358)     (358)     (9,758)         --      --        --             --     (10,116)
Common stock issued upon
 conversion of convertible
 subordinated debentures       --        --       19        19         280          --      --        --             --         299
Adjustment of available for
 sale securities to market
 value                         --        --       --        --          --          --      --        --       (201,921)   (201,921)
Other, net                     --        --       --        --        (211)         83      --        --             --        (128)
- -----------------------------------------------------------------------------------------------------------------------------------
December 31, 1994             250   100,000  156,084   156,084   1,171,184   1,886,199    (509)  (14,516)      (134,521)  3,164,430
Net income                     --        --       --        --          --     480,011      --        --             --     480,011
Cash dividends declared:
  Common ($1.42 per share)     --        --       --        --          --    (183,063)     --        --             --    (183,063)
  Redeemable preferred         --        --       --        --          --         (75)     --        --             --         (75)
  By pooled companies prior
   to merger--common           --        --       --        --          --     (38,808)     --        --             --     (38,808)
  By pooled companies prior
   to merger--preferred        --        --       --        --          --      (6,970)     --       --              --      (6,970)
Acquisition of treasury
  stock                        --        --       --        --          --          --  (2,152)  (76,479)            --     (76,479)
Common stock issued
  pursuant to employee
  and shareholder stock
  issuance plans               --        --    1,150     1,150      22,315          --     769    24,270             --      47,735
Common stock issued
 upon acquisition of
 of subsidiaries               --        --      947       947      24,579          --   1,413    48,574             --      74,100
Adjustment for purchase of
 treasury stock--pooled
 companies                     --        --     (125)     (125)     (3,921)         --      --        --             --      (4,046)
Retirement of preferred
  stock                        (1)     (500)      --        --          15         (98)     --        --             --        (583)
Common stock issued
  upon conversion of
  preferred stock              (1)     (176)       6         6         170          --      --        --             --          --
Common stock issued upon
 conversion of convertible
 subordinated debentures       --        --        6         6          52          --       2        55             --         113
Adjustment of available
   for sale securities
   to market value             --        --       --        --          --          --      --        --        144,997     144,997
Other, net                     --        --       --        --      (1,556)        (20)     --        --             --      (1,576)
- -----------------------------------------------------------------------------------------------------------------------------------
December 31, 1995             248  $ 99,324  158,068  $158,068  $1,212,838  $2,137,176    (477) $(18,096)      $ 10,476  $3,599,786
===================================================================================================================================
See accompanying notes to the consolidated financial statements.

                                         Consolidated Statement of Cash Flows
Year ended December 31 (in thousands)                                                   1995           1994         1993
- ---------------------------------------------------------------------------------------------------------------------------
Operating Activities:
Net income                                                                        $  480,011     $  490,926   $  428,474
Adjustments to reconcile net income to net cash provided by operating activities:
  Provision for loan losses                                                           59,756         26,176       70,922
  Depreciation, amortization and accretion                                           174,616        193,533      176,297
  Decrease in deferred loan fees                                                      (6,256)        (1,080)        (767)
  Realized securities (gains) losses                                                   7,040         (9,832)      (9,903)
  Net (increase) decrease in trading securities                                      (25,968)        16,162       (6,517)
  (Increase) decrease in interest receivable                                         (16,432)       (24,528)       8,572
  Increase (decrease) in interest payable                                             23,199         15,889      (15,817)
  Increase (decrease) in tax liability                                                57,802        (66,746)      27,023
  Net gain on sales and writedowns of foreclosed property                             (2,629)        (9,093)      (3,782)
  Other, net                                                                         (34,070)        85,969       45,458
- ---------------------------------------------------------------------------------------------------------------------------
    Net cash provided by operating activities                                        717,069        717,376      719,960
- ---------------------------------------------------------------------------------------------------------------------------
Investing Activities:
  Net (increase) decrease in Federal funds sold and
    securities purchased under resale agreements                                     (76,381)      (607,147)   1,180,084
  Net increase in loans                                                           (1,301,371)    (2,058,258)  (1,353,592)
  Proceeds from the maturity of held to maturity securities                        1,101,936      1,569,503    4,454,389
  Proceeds from the sales of held to maturity securities                                                         143,717
  Purchases of held to maturity securities                                          (556,268)    (2,265,283)  (6,012,696)
  Proceeds from the maturity of available for sale securities                      1,233,862      1,716,558       23,020
  Proceeds from the sales of available for sale securities                           706,693        680,318
  Purchases of available for sale securities                                        (876,761)    (1,006,994)     (61,199)
  Net increase (decrease) in short-term investments                                  (37,718)       (15,821)     124,707
  Increase in property and equipment                                                 (95,530)      (140,214)    (151,319)
  Proceeds from the sale of foreclosed property                                       48,439         87,697       93,947
  Net cash received from (paid for)purchase acquisitions                              12,720        (87,818)     441,454
- ---------------------------------------------------------------------------------------------------------------------------
    Net cash provided (used) by investing activities                                 159,621     (2,127,459)  (1,117,488)
- ---------------------------------------------------------------------------------------------------------------------------
Financing Activities:
  Net increase (decrease) in Federal funds purchased and
    securities sold under repurchase agreements                                      (88,707)       370,569      504,769
  Net increase (decrease) in deposits                                                409,105        762,453   (1,165,973)
  Net increase (decrease) in short-term borrowings                                  (912,514)       877,102      814,364
  Payments on long-term debt                                                         (78,024)       (20,964)     (53,852)
  Proceeds from the issuance of long-term debt                                        91,287         30,350      167,313
  Payments on capital lease obligations                                               (1,332)        (1,101)        (649)
  Decrease in redeemable preferred stock                                                (181)           (13)         (93)
  Decrease in preferred stock                                                           (583)
  Cash dividends paid                                                               (213,741)      (179,877)    (151,442)
  Common stock issued pursuant to various employee and
    shareholder stock issuance plans                                                  47,735          7,700       23,786
  Acquisition of treasury stock                                                      (76,479)       (15,406)      (3,102)
- ---------------------------------------------------------------------------------------------------------------------------
    Net cash provided (used) by financing activities                                (823,434)     1,830,813      135,121
- ---------------------------------------------------------------------------------------------------------------------------
Increase (decrease) in cash and due from banks                                        53,256        420,730     (262,407)
Cash and due from banks at beginning of year                                       2,558,509      2,137,779    2,400,186
- ---------------------------------------------------------------------------------------------------------------------------
Cash and due from banks at end of year                                            $2,611,765     $2,558,509   $2,137,779
===========================================================================================================================
See accompanying notes to the consolidated financial statements.
For the years ended December 31, 1995, 1994 and 1993, interest paid totaled $1,359,404, $1,020,492, and $917,133, respectively.
Income taxes paid totaled $222,849 in 1995, $250,456 in 1994, and
$205,360 in 1993. Additional common stock was issued upon the conversion of $118 of the Corporation's convertible subordinated debt for the year ended December 31, 1995, $311 for the year ended
December 31, 1994, and $13,748 for the year ended December 31,
1993. Securities transferred to available for sale securities totaled approximately $5.7 billion in 1995 and $5.7 billion in
1993. Loans transferred to foreclosed property totaled $14 million in 1995, $23 million in 1994, and $36 million in 1993. In 1995, assets and liabilities of purchased subsidiaries at dates of acquisition included investment securities of $185 million, loans of $262 million, other assets of $86 million, deposits of $460 million and other liabilities of $9 million. In 1994,
assets and liabilities of purchased subsidiaries at dates of acquisition included investment securities of $269 million, loans of $291 million, other assets of $102 million, deposits of $548 million and other liabilities of $113 million. In 1993, assets and liabilities of purchased subsidiaries at dates of acquisition included investment securities of $298 million, loans of $1.1 billion, cash of $485 million, other assets of $502 million, deposits of $2.3 billion and other liabilities of $41 million.

                          NOTES TO CONSOLIDATED
                          FINANCIAL STATEMENTS
   (amounts in thousands except per share data and when otherwise indicated)

1  SUMMARY OF PRINCIPAL ACCOUNTING POLICIES

Business Boatmen's Bancshares Inc. ("Corporation"), is a multi-bank holding company, headquartered in St. Louis, Missouri. At December 31, 1995, the Corporation owned substantially all of the capital stock of 57 subsidiary banks, including a federal savings bank, and provided commercial, retail and correspondent banking services from over 650 banking offices and over 1,300 ATM's in Missouri, Arkansas, Illinois, Iowa, Kansas, New Mexico, Oklahoma, Tennessee and Texas. At December 31, 1995, the Corporation had consolidated assets of $41.1 billion, making it one of the 25 largest bank holding companies in the United States. The Corporation's largest banking subsidiary, The Boatmen's National Bank of St. Louis, had total assets of $11.2 billion at December 31, 1995. The Corporation's other businesses include a trust company, a mortgage banking company, a credit life insurance company, a credit card bank and an insurance agency. The Corporation, through its subsidiary, Boatmen's Trust Company, is among the twenty largest providers of personal trust services in the nation, providing personal trust services within its banks' market areas and institutional and pension related trust services on a national scale. The Corporation's mortgage banking activities are conducted through Boatmen's National Mortgage, Inc., a full service mortgage banking company which originates home loans through company operated offices as well as through a network of over 300 correspondents located in the southern and mid-western United States. Boatmen's National Mortgage, Inc. presently services mortgage loans totaling approximately $23 billion. The traditional banking line of business represents the primary source of earnings for the Corporation, followed by the trust and mortgage banking activities.

Basis of Presentation The accounting and reporting policies of the Corporation and its subsidiaries conform to generally accepted accounting principles. The preparation of financial statements requires management of the Corporation to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. While the financial statements reflect management's best estimates and judgment, actual results could differ from estimates. The following is a description of the Corporation's more significant policies.
     The consolidated financial statements include the accounts of the Corporation and its subsidiaries after elimination of all material intercompany balances and transactions. Certain amounts for 1994 and 1993 were reclassified to conform with statement presentation for 1995. The reclassifications have no effect on stockholders' equity or net income as previously reported. Prior period financial statements are also restated to include the accounts of companies which are acquired and accounted for as poolings of interests. The Corporation consummated the acquisition of Fourth Financial Corporation (Fourth Financial) on January 31, 1996, using the pooling of interests method of accounting. The supplemental financial statements included herein have been restated for all periods as if Fourth Financial and the Corporation had always been combined. These supplemental financial statements, in all material respects, will become the historical financial statements of the Corporation. Results of operations of companies which are acquired and subject to purchase accounting are included from the dates of acquisition. In accordance with the purchase method of accounting, the assets and liabilities of purchased companies are stated at estimated fair values at the date of acquisition, and the excess of cost over fair value of net assets acquired is being amortized on a straight-line basis over periods benefitted.

Held to Maturity Securities These securities are purchased with the original intent to hold to maturity and events which may be reasonably anticipated are considered when determining the Corporation's intent and ability to hold to maturity. Securities meeting such criteria at date of purchase and as of the balance sheet date are carried at cost, adjusted for amortization of premiums and accretion of discounts. Gains or losses on the disposition of held to maturity securities, if any, are based on the adjusted book value of the specific security.

Available for Sale Securities Debt and equity securities to be held for indefinite periods of time and not intended to be held to maturity are classified as available for sale and carried at market value with net unrealized gains and losses, net of tax, reflected as a component of stockholders' equity until realized. Securities held for indefinite periods of time include securities that may be sold to meet liquidity needs or in response to significant changes in interest rates or prepayment risks as part of the Corporation's overall asset/liability management strategy.

Trading Securities Trading securities, which primarily consist of debt securities, are held for resale within a short period of time and are stated at market value. These securities are held in inventory for sale to institutional and retail customers. Investment banking revenues, a component of noninterest income, include the net realized gain or loss and market value adjustments of the trading securities and commissions on bond dealer and retail brokerage operations.

Interest and Fees on Loans Interest on loans is accrued based upon the principal amount outstanding. It is the Corporation's policy to discontinue the accrual of interest when full collectibility of principal or interest on any loan is doubtful.
     Interest income on such loans is subsequently recognized only in the period in which payments are received, and such payments are applied to reduce principal when loans are unsecured or collateral values are deficient. Nonrefundable loan fees are deferred and recognized as income over the life of the loan as an adjustment of the yield. Direct costs associated with originating loans are deferred and amortized as a yield adjustment over the life of the loan. Commitment fees are deferred and recognized as noninterest income over the commitment period.

Reserve for Loan Losses The reserve represents provisions charged to expense less net loan charge-offs. The provision is based upon economic conditions, historical loss and collection experience, risk characteristics of the portfolio, underlying collateral values, credit concentrations, industry risk, degree of off-balance sheet risk and other factors which, in management's judgment, deserve current recognition.
     Specific reserves are established for any impaired commercial, commercial real estate, and real estate construction loan for which the recorded investment in the loan exceeds the measured value of the loan. Loans subject to impairment valuation are defined as nonaccrual loans, exclusive of smaller balance homogenous loans such as home equity, credit card, installment and 1-4 family loans. The values of loans subject to impairment valuation are determined based on the present value of expected future cash flows, the market price of the loans, or the fair values of the underlying collateral if the loan is collateral dependent.
     The charge-off policy of the Corporation varies with respect to the category of, and specific circumstances surrounding, each loan under consideration. The Corporation's policy with respect to consumer loans is generally to charge off all such loans when deemed to be uncollectible or 120 days past due, whichever comes first. With respect to commercial, real estate, and other loans, charge-offs are made on the basis of management's ongoing evaluation of nonperforming and criticized loans.

Foreclosed Property The maximum carrying value for real estate acquired through foreclosure is the lower of the recorded investment in the loan for which the property previously served as collateral or the current appraised value of the foreclosed property, net of the estimated selling costs. Any writedowns required prior to actual foreclosure are charged to the reserve for loan losses. Subsequent to foreclosure, losses on the periodic revaluation of the property are charged to current period earnings as noninterest expense. Gains and losses resulting from the sale of foreclosed property are recognized in current period earnings. Costs of maintaining and operating foreclosed property are expensed as incurred and revenues related to foreclosed property are recorded as an offset to operating expense. Expenditures to complete or improve foreclosed properties are capitalized if the expenditures are expected to be recovered upon ultimate sale of the property.

Mortgage Banking Revenues Mortgage loans held for sale are valued at the lower of cost or aggregate market value. Gains and losses on sales of mortgage loans are recognized at settlement dates and are determined by the difference between sales proceeds and the carrying value of the loans. The Corporation generally sells mortgage loans without recourse.
     Income from the servicing of mortgage loans is recognized in mortgage banking revenues, a component of noninterest income, concurrent with the receipt of the related mortgage payments on the loans serviced. Prior to 1995, capitalization of mortgage servicing rights was limited to servicing purchased from third parties. Effective with the Corporation's adoption of Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights" in 1995, the value of purchased and originated mortgage servicing rights is capitalized and amortized in proportion to, and over the period of estimated net servicing income as a reduction of mortgage banking revenues. The value of mortgage servicing rights is determined based on the present value of estimated expected future cash flows, using assumptions as to current market discount rate, prepayment speeds and servicing costs per loan. Mortgage servicing rights are stratified by loan type and interest rate for purposes of impairment measurement. Loan types include government, conventional, private, and adjustable-rate mortgage loans. Impairment losses are recognized to the extent the unamortized mortgage servicing right for each stratum exceeds the current market value, as reductions in the carrying value of the asset, through the use of a valuation allowance, with a corresponding reduction to mortgage banking revenues. The Corporation recognizes gains or losses on the sales of mortgage servicing rights when all risks and rewards have been irrevocably passed to the purchaser.

Trust Assets and Fees The Corporation's trust function manages assets in a fiduciary or agent capacity; accordingly, such assets are not included in the consolidated balance sheet of the Corporation. Fee income derived from managing trust assets is recognized on an accrual basis.

Segregated Assets Segregated assets represent loans acquired in an FDIC assisted transaction that are covered under a loss sharing arrangement with the FDIC and possess more than the normal risk of collectibility. These assets consist of loans that at acquisition were or have since become classified as nonperforming loans or foreclosed property and are segregated from other performing assets covered under the loss sharing arrangement.
     The Corporation's primary purpose in managing a portfolio of this nature is to provide ongoing collection and control activities on behalf of the FDIC. Accordingly, these assets do not represent loans made in the ordinary course of business and, due to the underlying nature of this liquidating asset pool, are excluded from the Corporation's nonperforming asset statistics. Income from the segregated asset pool is generally recognized on a cash basis as a component of noninterest income. If collection of the unguaranteed portion of the segregated asset is doubtful, income payments are applied to reduce the principal balance to the extent of the government guarantee.

Interest Rate Swaps Interest rate swap transactions are utilized as part of the Corporation's overall asset/liability management strategy to alter the rate sensitivity characteristics of various assets and liabilities. Although the notional amounts of these transactions are not reflected in the financial statements, the interest differentials are recognized on an accrual basis over the terms of the agreements as an adjustment to interest income or interest expense of the related asset or liability. To qualify for accrual accounting, the swaps must be designated to interest-bearing assets or liabilities and alter their interest rate characteristics over the term of the agreements. If an interest rate swap is terminated prior to maturity, any realized gains and losses are deferred and amortized over the remaining life of the contract. In the event the designated asset or liability is sold or extinguished prior to maturity, fair value recognition is required and any gains or losses are recognized in income.
     Interest rate swaps entered into for trading purposes on the behalf of customers are accounted for on a mark to market basis. Accordingly, realized and unrealized gains and losses associated with this activity are reflected as investment banking revenues, a component of noninterest income.

Foreign Exchange Contracts The Corporation's banking subsidiaries trade foreign currencies on behalf of their customers and for their own account and, by policy, do not maintain significant open positions. Foreign exchange contracts are valued at the current prevailing rates of exchange and any profit or loss resulting from such valuation is included in current operations as a component of investment banking revenues.

Property and Equipment Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are recognized principally by the straight-line method applied over the estimated useful lives of the assets, which are 10 to 50 years for buildings and 3 to 25 years for fixtures and equipment. Leasehold improvements are generally amortized over the lease term, not to exceed 10 years.

Intangible Assets Goodwill arising from acquisitions consummated subsequent to 1985 is being amortized on a straight-line basis over the periods benefitted, ranging from 4-20 years. For acquisitions consummated in 1983 and 1985, goodwill is being amortized on a straight-line basis over 25 years, and goodwill related to acquisitions prior to 1983 is being amortized on a straight-line basis over 40 years. Core deposit intangibles and credit card premiums are amortized over their useful economic lives on an accelerated basis, not to exceed 10 years.

Income Taxes The Corporation accounts for income taxes under the asset and liability method. Income tax expense is reported as the total of current income taxes payable and the net change in deferred income taxes provided for temporary differences. Deferred income taxes reflect the net tax effects of temporary differences between the carrying values of assets and liabilities for financial reporting purposes and the values used for income tax purposes. Deferred income taxes are recorded at the statutory Federal and state tax rates in effect at the time that the temporary differences are expected to reverse.
     The Corporation files a consolidated Federal income tax return which includes all its subsidiaries except for the credit life insurance company. Income tax expense is allocated among the parent company and its subsidiaries as if each had filed a separate tax return.

Net Income Per Share Net income per share is calculated by dividing net income (after deducting dividends on preferred stock) by the weighted average number of common shares outstanding. Common stock equivalents have no material dilutive effect.
     The net income per share calculation for 1995, 1994 and 1993 is summarized as follows:


=============================================================================================================
(in thousands except share data)                        1995                    1994                    1993
- ------------------------------------------------------------------------------------------------------------
Net income                                          $480,011                $490,926                $428,474
Less preferred dividends declared                      7,143                   7,080                   7,085
- ------------------------------------------------------------------------------------------------------------
Net income available to
  common shareholders                               $472,868                $483,846                $421,389
=============================================================================================================
Average shares outstanding                       156,663,791             155,881,515             153,943,841
- ------------------------------------------------------------------------------------------------------------
Net income per share                                   $3.02                   $3.10                   $2.74
=============================================================================================================


2  CHANGES IN ACCOUNTING POLICIES

     On January 1, 1995, The Corporation adopted Financial Accounting Standards No. 114 (SFAS No. 114), "Accounting by Creditors for Impairment of a Loan" and No. 118 (SFAS No. 118), "Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosures." These statements require that certain impaired loans be measured based on either the present value of expected future cash flows discounted at the loan's effective rate, the market price of the loan, or the fair value of the underlying collateral if the loan is collateral dependent. The statements further require that specific reserves be established for any impaired loan for which the recorded investment exceeds the measured value of the loan. SFAS No. 114 and SFAS No. 118 do not apply to smaller balance, homogenous loans, which the Corporation has identified as consumer loans, such as home equity, credit card, installment and 1-4 family residential loans. Adoption of these standards had no material impact on the Corporation's loan quality statistics or reserve levels and had no effect on 1995 earnings.
     In the second quarter of 1995, the Corporation adopted Statement of Financial Accounting Standards No. 122 (SFAS No. 122), "Accounting for
Mortgage Servicing Rights." SFAS No. 122 requires capitalization of purchased mortgage servicing rights as well as internally originated mortgage servicing rights. These mortgage servicing rights are amortized in proportion to, and over the period of estimated net servicing income. Adoption of SFAS No. 122 increased mortgage banking revenues in 1995 by approximately $5.8 million, net of amortization, and increased net income by approximately $3.6 million.
     In 1994, the Corporation adopted Financial Accounting Standards No. 112 (SFAS No. 112), "Employers' Accounting for Postemployment Benefits." SFAS No. 112 requires recognition of the cost to provide postemployment benefits on an accrual basis. The Corporation's existing accounting policies were in general compliance with the requirements of SFAS No. 112. Accordingly, adoption of this standard had no material impact on the level of postemployment expense.

3  ACQUISITIONS

Purchase Acquisitions Results of operations of companies which are acquired and subject to purchase accounting treatment are included from dates of acquisition. Three purchase acquisitions were consummated in 1995. Disclosure of pro forma condensed results of operations as if these acquisitions were consummated as of the beginning of the period have been omitted due to the immaterial effect on operations.
     Other information regarding purchase acquisitions is summarized as follows:


============================================================================================================
                                                                                                        Core
Acquired Company                                 Acquisition    Purchase                             Deposit
(amounts in millions)                                   Date       Price      Assets    Goodwill  Intangible
- ------------------------------------------------------------------------------------------------------------
1995
Salem Community
  Bancorp, Inc.                                      2/28/95      $  8.4    $   79.2       $ 4.0       $  .8
West Side Bancshares,
  Inc.                                                4/1/95        17.5       142.4         4.5         1.3
Citizens Bancshares
  Corporation                                       10/27/95        41.0       224.1        19.5
- ------------------------------------------------------------------------------------------------------------
Total                                                             $ 66.9    $  445.7       $28.0       $ 2.1
============================================================================================================
1994
Eagle Management and
   Trust Company                                      5/6/94      $  3.4    $    3.8       $ 2.3
============================================================================================================
1993
First City-El Paso
  (FDIC assisted)                                     3/5/93      $ 14.0    $  340.0       $ 9.6       $13.7
Missouri Bridge Bank, N.A.
  (FDIC assisted)                                    4/23/93        15.8     1,100.0        18.9        20.0
Cimarron Federal Savings
  (RTC assisted)                                     5/26/93        13.1       430.0                    13.1
FCB Bancshares, Inc.                                  8/2/93        25.0       185.0        15.1         2.3
- ------------------------------------------------------------------------------------------------------------
Total                                                             $ 67.9    $2,055.0       $43.6       $49.1
============================================================================================================

Pooling Acquisitions When material, results of operations of companies which are acquired and subject to pooling of interests accounting are reflected on a combined basis from the earliest period presented.
      On January 31, 1996, the Corporation consummated the acquisition of Fourth Financial Corporation (Fourth Financial), headquartered in
Wichita, Kansas, resulting in the issuance of approximately 28.5 million shares of common stock. In addition, the Corporation exchanged one share of new preferred stock for each Fourth Financial preferred share, resulting in the issuance of approximately 248,000 shares of preferred stock. The preferred stock is convertible into approximately
3.4 million shares of common stock. Fourth Financial, subsequently renamed
BBI Kansas, Inc., was the largest banking company in Kansas, with approximately $7.5 billion in assets, operating 87 retail banking offices in Kansas and 56 in Oklahoma. Nonrecurring after-tax merger expenses related to this acquisition totaled $29.3 million or $.19 per share, comprised primarily of investment banking and other professional fees, severance costs, obsolete equipment write-offs and estimated costs to close duplicate branches, and were recognized in the first quarter of 1996. The accompanying financial statements reflect the results of operations of the Corporation and Fourth Financial on a combined basis from the earliest period presented.
      On January 31, 1995, the Corporation consummated the acquisition of National Mortgage Company and certain affiliates (National Mortgage), resulting in the issuance of approximately 5.0 million shares of common stock. National Mortgage, subsequently renamed Boatmen's National Mortgage, Inc., headquartered in Memphis, Tennessee, is a full-service mortgage banking company and presently services mortgage loans totaling approximately $23 billion. Nonrecurring after-tax merger expenses related to this acquisition totaled $7.0 million or $.04 per share, comprised primarily of investment banking and other professional fees, severance costs and abandonment of equipment and software, and were recognized in the first quarter of 1995.
      On January 31, 1995, the Corporation consummated the acquisition of Dalhart Bancshares, Inc. (Dalhart), resulting in the issuance of approximately .7 million shares of common stock. Dalhart, with assets of approximately $140 million, is located in north Texas and was merged into the Corporation's Amarillo subsidiary.
      On February 28, 1995, the Corporation consummated the acquisition of Worthen Banking Corporation (Worthen), headquartered in Little Rock,
Arkansas, resulting in the issuance of approximately 17.1 million shares of common stock. Worthen, subsequently renamed Boatmen's Arkansas, Inc., was the second largest banking organization in Arkansas, with approximately
$3.5 billion in assets. Nonrecurring after-tax merger expenses related to this acquisition totaled $12.3 million or $.08 per share, comprised primarily of investment banking and other professional fees, severance costs, obsolete equipment write-offs and estimated costs to close duplicate branches, and were recognized in the first quarter of 1995.
      On May 31, 1995, the Corporation consummated the acquisition of First National Bank in Pampa (Pampa), resulting in the issuance of approximately
1.35 million shares of common stock. At acquisition, Pampa had approximately $166 million in assets and was merged into the Corporation's Amarillo subsidiary.
      On March 31, 1994, the Corporation consummated the acquisition of Woodland Bancorp, Inc. (Woodland), resulting in the issuance of approximately .4 million shares of common stock. Woodland, a retail banking organization with assets of approximately $65 million, is located in Tulsa, Oklahoma and was merged into the Corporation's Oklahoma bank. The results of operations of Woodland, which qualified as a pooling of interests, are not included in the consolidated financial statements prior to January 1, 1994, due to the immaterial effect on the Corporation's financial results.
      On November 30, 1993, the Corporation consummated the acquisition of First Amarillo Bancorporation, Inc. (Amarillo), resulting in the issuance of approximately 5.9 million shares of common stock. Amarillo, subsequently renamed Boatmen's Texas, Inc., had approximately $.8 billion in assets at acquisition, and is headquartered in Amarillo, Texas. Nonrecurring after-tax merger expenses related to this acquisition totaled $3.8 million, comprised primarily of investment banking fees, compensation-related expense and abandonment of equipment and software.
     Net interest income and net income as previously reported for the Corporation and the five pooling-of-interests acquisitions completed in 1995 and 1996 are summarized as follows:


=====================================================================================
(in millions)                                                       1994        1993
- -------------------------------------------------------------------------------------
Net interest income:
  Boatmen's Bancshares, Inc.                                    $1,024.4    $  974.5
  Fourth Financial Corporation                                     280.6       268.1
  Worthen Banking Corporation                                      141.3       132.8
  Other pooling acquisitions                                        22.6        18.3
- -------------------------------------------------------------------------------------
  Boatmen's Bancshares, Inc. restated                           $1,468.9    $1,393.7
- -------------------------------------------------------------------------------------
Net income:
  Boatmen's Bancshares, Inc.                                    $  355.3    $  317.4
  Fourth Financial Corporation                                      83.1        78.1
  Worthen Banking Corporation                                       47.6        32.3
  Other pooling acquisitions                                         4.9          .7
- -------------------------------------------------------------------------------------
  Boatmen's Bancshares, Inc. restated                           $  490.9    $  428.5
=====================================================================================

Pending Acquisition On August 30, 1995, the Corporation announced a definitive agreement to acquire Tom Green National Bank, located in San Angelo, Texas, in a stock transaction to be accounted for as a purchase. The acquisition of Tom Green National Bank, with assets of approximately $80 million, will result in the issuance of approximately .2 million shares of common stock from treasury stock acquired in the open market. This transaction is expected to be completed in the first quarter of 1996.

4  HELD TO MATURITY SECURITIES

     The amortized cost and approximate market value of held to maturity securities are summarized as follows:


==============================================================================================================
                                                                          Unrealized
December 31, 1995                                  Amortized     -----------------------------        Market
(in thousands)                                          Cost          Gains         Losses             Value
- --------------------------------------------------------------------------------------------------------------
U.S. treasury                                       $  2,505        $    21          $  (5)         $  2,521
Federal agencies                                         250                            (2)              248
- --------------------------------------------------------------------------------------------------------------
  Total U.S. treasury
     and agencies                                      2,755             21             (7)            2,769
State and municipal                                  912,348         51,606           (949)          963,005
Other debt securities                                  8,027                                           8,027
- --------------------------------------------------------------------------------------------------------------
  Total held to maturity
     securities                                     $923,130        $51,627          $(956)         $973,801
==============================================================================================================

                                                                          Unrealized
December 31, 1994                                  Amortized     -----------------------------        Market
(in thousands)                                          Cost          Gains         Losses             Value
- --------------------------------------------------------------------------------------------------------------
U.S. treasury                                     $  974,982        $   507      $ (37,678)       $  937,811
Federal agencies:
  Mortgage-backed:
    Collateralized mortgage
      obligations                                  1,938,899            207       (145,182)        1,793,924
    Adjustable-rate mortgages                      1,273,577            429        (61,182)        1,212,824
    Fixed rate pass-through                          742,943            698        (39,778)          703,863
- --------------------------------------------------------------------------------------------------------------
      Total mortgage-backed                        3,955,419          1,334       (246,142)        3,710,611
  Other agencies                                     919,074            118        (52,096)          867,096
- --------------------------------------------------------------------------------------------------------------
  Total U.S. treasury
     and agencies                                  5,849,475          1,959       (335,916)        5,515,518
State and municipal                                  870,251         28,535        (10,281)          888,505
Other debt securities                                455,432             19        (45,777)          409,674
- --------------------------------------------------------------------------------------------------------------
  Total held to maturity
     securities                                   $7,175,158        $30,513      $(391,974)       $6,813,697
==============================================================================================================

     Effective December 15, 1995, the Corporation transferred approximately $5.7 billion of held to maturity securities to available for sale as permitted under the Statement of Financial Accounting Standards Board Special Report, "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities," issued in November 1995. The amortized cost of such securities exceeded fair value by approximately $16.8 million, resulting in an after-tax decrease to stockholders' equity of $10.4 million. The transfer had no effect on 1995 earnings.
      The maturity distribution of held to maturity securities at December 31, 1995 is summarized as follows:



=================================================================================
(in thousands)                                Amortized Cost      Market Value
- ---------------------------------------------------------------------------------
Due in one year or less                             $ 46,114          $ 46,481
Due after one year through five years                168,940           174,857
Due after five years through ten years               417,471           447,179
Due after ten years                                  290,605           305,284
- ---------------------------------------------------------------------------------
  Total held to maturity securities                 $923,130          $973,801
=================================================================================

     There were no sales of held to maturity securities in 1995 or 1994. Gross realized gains in 1993 totaled $9.9 million and gross realized losses were $1.3 million.

5  AVAILABLE FOR SALE SECURITIES
     The amortized cost and approximate market value of available for sale securities are summarized as follows:


=======================================================================================
                                                         Unrealized
December 31, 1995                      Amortized   -----------------------    Market
(in thousands)                              Cost       Gains     Losses        Value
- ---------------------------------------------------------------------------------------
U.S. treasury                        $ 1,504,451     $16,640   $ (2,688) $ 1,518,403
Federal agencies:
  Mortgage-backed:
    Collateralized mortgage
      obligations                      2,533,134       8,684    (31,971)   2,509,847
    Adjustable-rate mortgages          3,101,001      14,498    (17,287)   3,098,212
    Fixed rate pass-through              822,447      12,748     (2,715)     832,480
- ---------------------------------------------------------------------------------------
      Total mortgage-backed            6,456,582      35,930    (51,973)   6,440,539
  Other agencies                       1,282,320      10,889     (1,707)   1,291,502
- ---------------------------------------------------------------------------------------
  Total U.S. treasury
     and agencies                      9,243,353      63,459    (56,368)   9,250,444
State and municipal                       98,472       6,224        (97)     104,599
Other debt securities                    841,497       7,162     (6,143)     842,516
- ---------------------------------------------------------------------------------------
  Total debt securities               10,183,322      76,845    (62,608)  10,197,559
Equity securities                        146,911       3,314       (612)     149,613
- ---------------------------------------------------------------------------------------
  Total available for sale
     securities                      $10,330,233     $80,159   $(63,220) $10,347,172
=======================================================================================
                                                         Unrealized
December 31, 1994                      Amortized   ----------------------     Market
(in thousands)                              Cost       Gains     Losses        Value
- ---------------------------------------------------------------------------------------
U.S. treasury                         $1,178,465     $ 1,805  $ (35,278)  $1,144,992
Federal agencies:
  Mortgage-backed:
    Collateralized mortgage
      obligations                        835,012          87    (51,762)     783,337
    Adjustable-rate mortgages          2,106,221         280    (98,053)   2,008,448
    Fixed rate pass-through              278,672       3,587     (8,602)     273,657
- ---------------------------------------------------------------------------------------
      Total mortgage-backed            3,219,905       3,954   (158,417)   3,065,442
  Other agencies                         362,906          25    (18,096)     344,835
- ---------------------------------------------------------------------------------------
  Total U.S. treasury
     and agencies                      4,761,276       5,784   (211,791)   4,555,269
State and municipal                      167,811       7,883       (888)     174,806
Other debt securities                    341,110          90    (21,195)     320,005
- ---------------------------------------------------------------------------------------
  Total debt securities                5,270,197      13,757   (233,874)   5,050,080
Equity securities                        119,418       1,277       (164)     120,531
- ---------------------------------------------------------------------------------------
  Total available for sale
     securities                       $5,389,615     $15,034  $(234,038)  $5,170,611
=======================================================================================

     The maturity distribution of available for sale securities at December 31, 1995 is summarized as follows:


======================================================================================
(in thousands)                                Amortized Cost            Market Value
- --------------------------------------------------------------------------------------
Due in one year or less                          $   797,797             $   799,842
Due after one year through five years              1,956,601               1,979,844
Due after five years through ten years               157,932                 161,257
Due after ten years                                   76,411                  78,146
Mortgage-backed securities                         7,194,581               7,178,470
- --------------------------------------------------------------------------------------
  Total debt securities                           10,183,322              10,197,559
Equity securities                                    146,911                 149,613
- --------------------------------------------------------------------------------------
  Total available for sale securities            $10,330,233             $10,347,172
======================================================================================

     Available for sale securities at December 31, 1995 include mortgage-backed government guaranteed agency securities of $6.5 billion and private issue mortgage-backed securities totaling $.7 billion.

     Sales and redemptions of available for sale securities resulted in realized gains and losses as follows:


==========================================================================
Year ended December 31 (in thousands)                  1995        1994
- --------------------------------------------------------------------------
Debt securities:
  Realized gains                                   $  7,968     $11,158
  Realized losses                                   (23,338)     (4,931)
- --------------------------------------------------------------------------
    Net realized gains (losses)                    $(15,370)    $ 6,227
==========================================================================
Equity securities:
  Realized gains                                   $  8,052     $ 3,527
  Realized losses                                       (10)
- --------------------------------------------------------------------------
    Net realized gains                             $  8,042     $ 3,527
==========================================================================

     Held to maturity and available for sale securities with book values totaling $5,699,399 and $6,279,181 at December 31, 1995 and 1994,
respectively, were pledged to secure public deposits, trust deposits, and for other purposes required by law.

6  LOANS
     A summary of loan categories is as follows:


==========================================================================
December 31 (in thousands)                  1995                    1994
- --------------------------------------------------------------------------
Domestic:
  Commercial                         $11,834,507             $10,883,440
  Real estate-mortgage                 4,565,326               4,519,791
  Real estate-construction             1,107,692               1,003,837
  Consumer                             6,284,103               6,137,128
  Lease financing                        325,380                 238,641
- --------------------------------------------------------------------------
    Total domestic                    24,117,008              22,782,837
Foreign loans                             20,876                  19,134
- --------------------------------------------------------------------------
    Total loans                       24,137,884              22,801,971
Less unearned income                      86,981                  84,409
- --------------------------------------------------------------------------
    Total loans, net                 $24,050,903             $22,717,562
==========================================================================

Nonperforming assets, consisting of nonperforming loans and foreclosed property, are summarized as follows:


==========================================================================
December 31 (in thousands)                  1995                    1994
- --------------------------------------------------------------------------
Nonaccrual                              $165,440                $141,147
Restructured                               7,996                   7,593
Past due 90 days or more                  37,349                  30,194
- --------------------------------------------------------------------------
    Total nonperforming loans            210,785                 178,934
Foreclosed property                       35,149                  67,224
- --------------------------------------------------------------------------
    Total nonperforming assets          $245,934                $246,158
==========================================================================

     Gross interest income which would have been recorded, if all nonaccrual and restructured loans at year end had been current in accordance with original terms, amounted to $14.6 million in 1995 and $15.3 million in 1994. Actual interest recorded amounted to $5.7 million in 1995 and $4.0 million in 1994.
     At December 31, 1995, the recorded investment in loans that are considered to be impaired under SFAS No. 114 and SFAS No. 118 totaled approximately $138.2 million, and the reserve for loan losses included approximately $7.1 million allocated to $20.9 million of impaired loans. In 1995, impaired loans averaged $109.7 million and cash basis interest recognition on these loans, during the time that they were impaired, totaled less than $1 million.
     Following is a summary of activity for 1995 regarding loans extended to directors and executive officers of the Corporation and its largest subsidiaries or to enterprises in which said individuals had beneficial interests. Such loans were made in the normal course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons.


=========================================================================================================================
(in thousands)
- -------------------------------------------------------------------------------------------------------------------------
Outstanding                                                     Net change from changes          Outstanding
at 12/31/94               Additions              Repayments          in director status          at 12/31/95
- -------------------------------------------------------------------------------------------------------------------------
$267,288                   $125,849                $(96,054)                   $(62,253)            $234,830
=========================================================================================================================

     The following summarizes activity in the reserve for loan losses:


==========================================================================================================================
December 31 (in thousands)                                          1995                    1994                    1993
- --------------------------------------------------------------------------------------------------------------------------
Balance, beginning of year                                     $ 449,485               $ 444,492               $ 409,775
  Loans charged off                                             (118,639)                (86,899)               (107,415)
  Recoveries on loans
    previously charged off                                        54,152                  59,394                  54,195
- --------------------------------------------------------------------------------------------------------------------------
  Net charge-offs                                                (64,487)                (27,505)                (53,220)
  Provision for loan losses                                       59,756                  26,176                  70,922
  Loan reserve from acquisitions                                   7,806                   6,322                  17,015
- --------------------------------------------------------------------------------------------------------------------------
Balance, end of year                                           $ 452,560               $ 449,485               $ 444,492
==========================================================================================================================

7  PROPERTY AND EQUIPMENT
      Property and equipment are summarized as follows:

======================================================================================
December 31 (in thousands)                              1995                    1994
- --------------------------------------------------------------------------------------
Land                                              $  114,935              $  111,341
Buildings                                            625,534                 584,693
Buildings under capital leases                        48,666                  48,666
Furniture, fixtures and equipment                    683,545                 633,043
Leasehold improvements                               103,768                 104,299
Construction in progress                              13,903                  31,676
- --------------------------------------------------------------------------------------
  Total                                            1,590,351               1,513,718
Less accumulated depreciation/amortization           789,849                 717,333
- --------------------------------------------------------------------------------------
Net property and equipment                        $  800,502              $  796,385
======================================================================================

     Depreciation and amortization charged to expense in 1995, 1994 and 1993 amounted to $97,340, $92,481, and $82,955, respectively.
     At December 31, 1995, the Corporation was obligated under long-term leases, principally related to the use of land, buildings, and equipment in banking operations. The following table summarizes future minimum rental payments required under leases which have initial or remaining noncancellable lease terms in excess of one year.


======================================================================================
(in thousands)
- --------------------------------------------------------------------------------------
Period                                        Capital leases        Operating leases
- --------------------------------------------------------------------------------------
1996                                                 $ 4,974                $ 29,498
1997                                                   4,974                  25,767
1998                                                   4,954                  21,250
1999                                                   4,895                  18,793
2000                                                   4,959                  15,318
After 2000                                            50,295                  73,072
- --------------------------------------------------------------------------------------
Total minimum lease payments                          75,051                $183,698
                                                                            ========
Less amount representing interest                     35,975
- -------------------------------------------------------------
Present value of minimum lease payments              $39,076
=============================================================

     Lease provisions that would cause rentals to vary from those reflected above are not material. Property taxes, insurance, and maintenance expense related to property under lease are principally paid by the Corporation. Total rental expense for all operating leases amounted to $33,610, $35,616, and $42,515 in 1995, 1994, and 1993, respectively.
     In March, 1995, the Financial Accounting Standards Board issued Statement of Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed Of." This statement requires that long-lived assets and certain identifiable intangibles to be held and used by a company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If such conditions exist, companies must estimate the future cash flows from use of the asset and, if the sum of the undiscounted estimated future cash flows is less than the carrying amount of the asset, an impairment loss would be recognized. This pronouncement becomes effective in 1996 and is not expected to have a material effect on the Corporation's financial results.

8  INTANGIBLE ASSETS
     Intangible assets, net of accumulated amortization are summarized as follows:


======================================================================================
December 31 (in thousands)                              1995                    1994
- --------------------------------------------------------------------------------------
Goodwill                                            $277,983                $264,997
Core deposit premium                                  69,552                  87,431
Mortgage servicing rights                             67,461                  41,043
Credit card premium                                   20,601                  11,231
- --------------------------------------------------------------------------------------
Total intangible assets, net                        $435,597                $404,702
======================================================================================

     Intangible assets amortization charged to noninterest expense in 1995, 1994, and 1993 amounted to $44,313, $45,306, and $46,654, respectively.
Amortization of mortgage servicing rights charged to mortgage banking revenues in 1995, 1994, and 1993 totaled $9,839, $17,166, and $19,244, respectively. In 1995, the Corporation capitalized approximately $40 million of mortgage servicing rights, and sold mortgage servicing rights with a net book value of approximately $4 million. The fair value of mortgage servicing rights at December 31, 1995 was approximately $87.1 million. At December 31, 1995, no impairment writedown was required as the fair value of the mortgage servicing rights exceeded carrying value.

9  SEGREGATED ASSETS
     Included in other assets at December 31, 1995 are segregated assets totaling $103.3 million net of a valuation allowance of $13.3 million. As part of the regulatory assisted acquisition of Missouri Bridge Bank, N.A. (Bridge
Bank), on April 23, 1993, the Corporation entered into a five-year loss-sharing arrangement with the FDIC with respect to approximately $950 million in multi-family residential, commercial real estate, construction and commercial loans. During the five-year period, the FDIC will reimburse the Corporation for 80 percent of the first $92.0 million of net charge-offs on these loans, after which the FDIC will increase its reimbursement coverage to 95 percent of additional charge-offs. During this period and for two years thereafter, the Corporation is obligated to pay the FDIC 80 percent of all recoveries on charged off loans.
     Segregated assets are those loans acquired from the Bridge Bank and covered under the loss-sharing arrangement with the FDIC that possess more than the normal risk of collectibility. These assets consist of loans that at acquisition were or have since become classified as nonperforming loans or foreclosed property.
     The Corporation's primary purpose in managing a portfolio of this nature is to provide ongoing collection and control activities on behalf of the FDIC. Accordingly, these assets do not represent loans made in the ordinary course of business and, due to the underlying nature of this liquidating asset pool, are excluded from the Corporation's nonperforming asset statistics.
     A summary of activity regarding the segregated asset pool for the years ended December 31, 1995 and 1994, is provided below.

=============================================================================================================
                                                   Principal               Allowance               Principal
(in millions)                                        balance              for losses            balance, net
- -------------------------------------------------------------------------------------------------------------
Balance at December 31, 1993                          $266.6                   $18.4                  $248.2
Charge-offs                                            (14.9)                   (3.0)
Recoveries                                                                       1.3
Net transfers                                           40.9
Payments on segregated assets                          (98.7)
- -------------------------------------------------------------------------------------------------------------
Balance at December 31, 1994                           193.9                    16.7                   177.2
Charge-offs                                            (27.7)                   (5.5)
Recoveries                                                                       2.1
Net transfers                                          (17.2)
Payments on segregated assets                          (32.4)
- -------------------------------------------------------------------------------------------------------------
Balance at December 31, 1995                          $116.6                   $13.3                  $103.3
=============================================================================================================

10  DEPOSITS
     Deposits are summarized as follows:


======================================================================================
December 31 (in thousands)                              1995                    1994
- --------------------------------------------------------------------------------------
Demand deposits                                  $ 6,894,649             $ 6,294,793
Savings deposits                                   1,906,996               2,275,440
Interest-bearing transaction accounts             11,603,724               9,977,819
Time deposits $100,000 and over                    1,819,633               3,072,574
Retail time deposits                               9,753,135               9,488,043
- --------------------------------------------------------------------------------------
  Total deposits                                 $31,978,137             $31,108,669
======================================================================================

11  RESERVES ON DEPOSITS
     Required reserves on deposits, included in the caption "Cash and due from banks," were $487,835 and $754,741 at December 31, 1995 and 1994, respectively.

12  FEDERAL FUNDS PURCHASED AND SECURITIES SOLD UNDER REPURCHASE AGREEMENTS
     Federal funds purchased and securities sold under repurchase agreements generally represent borrowings with overnight maturities. Information relating to these borrowings is summarized as follows:


==================================================================================================
(in thousands)                                          1995              1994              1993
- --------------------------------------------------------------------------------------------------
Balance:
  Average                                         $2,912,944        $3,497,345        $2,267,945
  Year end                                         2,902,973         2,987,315         2,616,746
Maximum month-end
  balance during year                              3,315,915         4,427,373         3,181,996
==================================================================================================

Interest rate:
  Average                                               5.58%             4.32%             2.84%
==================================================================================================
  Year end                                              5.31%             5.44%             2.66%
==================================================================================================

13  SHORT-TERM BORROWINGS
     Short-term borrowings are summarized as follows:


======================================================================================
December 31 (in thousands)                              1995                    1994
- --------------------------------------------------------------------------------------
Short-term bank notes                             $1,265,000              $1,550,000
Commercial paper                                      49,497                  43,531
Other                                                160,494                 793,749
- --------------------------------------------------------------------------------------
  Total                                           $1,474,991              $2,387,280
======================================================================================

     Information relating to short-term bank notes is summarized as follows:


======================================================================================
(in thousands)                                          1995                    1994
- --------------------------------------------------------------------------------------
Average balance                                   $1,648,178              $  921,878
Maximum month-end
  balance during year                              2,015,000               1,650,000
======================================================================================
Interest rate:
  Average                                               6.29%                   4.19%
======================================================================================
  Year end                                              6.10%                   5.80%
======================================================================================

     In 1995, approximately $.9 million of the short-term bank notes were converted to fixed rate debt through the use of interest rate swaps.
     Commercial paper is issued by the parent company in maturities not to exceed nine months. The short-term bank notes are issued by the Corporation's banking subsidiaries generally with maturities of less than one year. Other short-term funds consisted principally of treasury, tax and loan accounts. At December 31, 1995, the parent company had available additional credit totaling $100 million under a revolving credit agreement, all of which was unused. The revolving credit agreement is a three year facility extending to September, 1997.

14  LONG-TERM DEBT
     Long-term debt is summarized as follows:


======================================================================================
December 31 (in thousands)                              1995                    1994
- --------------------------------------------------------------------------------------
Parent Company:
  7-5/8% notes due 2004                             $100,000                $100,000
  6-3/4% notes due 2003                              100,000                 100,000
  8-5/8% notes due 2003                               50,000                  50,000
  9-1/4% notes due 2001                              150,000                 150,000
  6-1/4% convertible subordinated
    debentures due 2011                                  772                     904
  12% note due 1998                                   25,000                  25,000
- --------------------------------------------------------------------------------------
  Total Parent Company                               425,772                 425,904
- --------------------------------------------------------------------------------------
Subsidiaries:
  Senior notes due 1998-2000                          43,000                  43,000
  9-7/8% senior notes due April 15, 1995                                      35,000
  Federal Home Loan Bank notes:
    6.28%-6.39% notes due 1999-2001                   90,000
    4.9%-5.2% notes due 1997-1998                     25,000                  25,000
    Other notes due 1999-2016                          4,867                   1,500
  Other notes due through 1997                                                33,953
  6.55% mortgage note due through 2009                26,430                  27,679
  8.60% term loan due 1995                                                     4,375
  7.41% notes payable                                                          3,077
  Other                                                   60                       5
- --------------------------------------------------------------------------------------
  Total subsidiaries                                 189,357                 173,589
- --------------------------------------------------------------------------------------
  Total long-term debt                              $615,129                $599,493
======================================================================================

     The 7-5/8% subordinated notes and the 6-3/4% subordinated notes have been effectively converted to variable rate debt for a portion of the term through the use of interest rate swaps. The average interest rates paid on these notes in 1995 and 1994 were 8.53% and 6.77%, respectively. These notes, and the 8-5/8% and 9-1/4% subordinated notes, are not redeemable by the holders or the Corporation prior to maturity.
     The 6-1/4% convertible subordinated debentures are redeemable at the option of the holder without payment of premium by the Corporation. Redemption rights are subject to an annual noncumulative principal limitation of $25 thousand per holder and $1.2 million in the aggregate. Prepayments in whole or in part may be made at the option of the Corporation with payment of premium. The debentures are convertible into common stock of the Corporation at a conversion price of $16.71 per share, subject to adjustments under certain circumstances. During 1995, 1994 and 1993, $.1 million, $.3 million and $.2 million of the debentures, respectively, were converted into common stock.
     The 12% note due in 1998 may not be prepaid at the option of the Corporation.
     The senior notes due 1998-2000 are unsecured and provide for payment of interest semi-annually with principal payable at maturity. Maturities are $10 million due in 1998 priced to yield 7.21%, $10 million due in 1999 priced to yield 7.56%, and $23 million due in 2000 priced to yield 7.81%.
     The Federal Home Loan Bank notes may be prepaid at the option of the Corporation with payment of premium.
     The other notes due through 1997 were prepaid in full in 1995 and represented long-term debt obligations of the Corporation's mortgage banking subsidiary acquired in 1995.

     The 6.55% mortgage note requires monthly principal and interest payments of $252 thousand. The Corporation may prepay the note without payment of premium.
     The 8.60% term note and 7.41% notes payable were paid in full in 1995 and represented long-term debt obligations of Fourth Financial Corporation, acquired in 1996.
     Several of the note agreements contain various financial covenants pertaining to minimum levels of net worth, limitations on additional indebtedness, and limitations on repurchases of common stock and dividend payments. The Corporation was in compliance with all such covenants at December 31, 1995.
     Obligations of the parent company included above are unsecured, and to a large extent are subordinated in right of payment to any other indebtedness of the Corporation. The indebtedness of the banking subsidiaries is subordinated to rights of depositors.
     Scheduled principal payments on total long-term debt in each of the five years subsequent to December 31, 1995 are as follows:


=================================================
(in thousands)
- -------------------------------------------------
Year             Parent Company     Consolidated
- -------------------------------------------------
1996                    $   772          $ 2,652
1997                                      11,986
1998                     25,000           52,099
1999                                      42,220
2000                                      55,318
=================================================

15  PREFERRED STOCK
     At December 31, 1995, there were outstanding 9,609 shares of 7% Cumulative Redeemable Preferred Stock, Series B, $100 per share stated value. Dividends are payable quarterly. The stock is redeemable at the stated value at the option of the holders and has equal voting rights with each share of common stock.
      At December 31, 1995, there were outstanding 248,310 shares of nonvoting Class A Cumulative Convertible Preferred Stock. This preferred stock was issued in the form of 4,000,000 depositary shares, each representing a 1/16 interest in a share of preferred stock and each having a liquidation preference of $25. Dividends are payable quarterly at an annual rate of $1.75 per depositary share. The depositary shares are not redeemable by the Corporation prior to March 1, 1997. However, they may be converted at the election of shareholders into shares of the Corporation's common stock at a conversion price of $29 per common share. At December 31, 1995, there were 3,972,960 depositary shares outstanding which could be converted into 3,424,972 shares of the Corporation's common stock.

 16  COMMON STOCK
      On August 10, 1993, the Corporation declared a two-for-one stock split, which was effected as a 100% stock dividend to stockholders of record on August 31, 1993 and paid on October 1, 1993. The Corporation maintains various stock option plans which provide for the issuance of stock to certain key employees of the Corporation. Under certain plans, stock appreciation rights may be granted. The option price under these plans is equivalent to the fair market value of the common stock at the date of grant. The Corporation accounts for its stock options in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees."
      Prior to the merger, Fourth Financial had stock option plans under which options were granted. Options may no longer be granted under these plans. Such options outstanding upon consummation were generally converted into options to purchase the Corporation's common stock under conversion terms stipulated in the merger agreement.
     The following table summarizes the status of the various plans.


=======================================================================================================================
                                                                 1995                                 1994
- -----------------------------------------------------------------------------------------------------------------------
                                                     Shares       Price Per Share          Shares       Price Per Share
- -----------------------------------------------------------------------------------------------------------------------
Options granted                                   1,849,932      $26.56 to $33.00        1,703,834     $23.74 to $31.63
Options
   exercised                                      1,314,635        5.76 to  31.50          515,625       5.76 to  28.75
Stock
   appreciation
   rights
   exercised                                         24,726       15.86 to  27.00           29,030      15.63 to  27.75
Options lapsed                                      313,598        5.76 to  30.88          242,830       5.76 to  27.75
Options
   outstanding                                    5,800,977        5.76 to  33.00        5,604,004       5.76 to  31.63
Options
   exercisable                                    3,795,653        5.76 to  33.00        2,506,179       5.76 to  30.38
=======================================================================================================================

     A summary of the Corporation's common stock related plans is provided below. Compensation expense related to the common stock plans totaled $18.2 million in 1995, $15.0 million in 1994, and $13.8 million in 1993.

1990 Stock Purchase Plan for Employees This Plan provides eligible employees of the Corporation and its subsidiaries with the opportunity to purchase, at market value, with the Corporation providing a one-third matching contribution, common stock of the Corporation through regular payroll deductions. The aggregate number of shares issuable under this Plan is limited to 2,000,000 shares, and as of December 31, 1995, approximately 6,390 employees were participating in the Plan.

Dividend Reinvestment and Stock Purchase Plan 1,600,000 shares of the Corporation's common stock have been reserved for sale, at market value, pursuant to this plan, to holders of record of shares of common stock who elect to use quarterly dividends or optional cash contributions to purchase additional shares.

Thrift Incentive 401(k) Plan This is a savings plan for the benefit of employees of the Corporation and its subsidiaries. Participation by eligible employees is voluntary, and participants may contribute at least 2% and up to 12% of their salary, up to certain limits, by regular payroll deductions. All participants' contributions are invested by the trustee, as directed by the participant, in various investment funds, one of which consists solely of the Corporation's common stock. The Corporation matches the contribution made by the employee, in full, up to 3%, which is invested in a separate fund consisting solely of the Corporation's common stock.

Shareholder Rights Plan In 1990, the Board of Directors of the Corporation declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock. The Rights trade automatically with shares of common stock and become exercisable only under certain circumstances. The Rights are designed to protect the interests of the Corporation and its shareholders against coercive takeover tactics. The purpose of the Rights is to encourage potential acquirers to negotiate with the Corporation's Board of Directors prior to attempting a takeover and to give the Board leverage in negotiating on behalf of all shareholders the terms of any proposed takeover.

17  REGULATORY CAPITAL
     The Corporation's regulatory capital is summarized as follows:


==============================================================================================================
December 31 (in millions)                                                                 1995          1994
- ------------------------------------------------------------------------------------------------------------
Tier I capital                                                                         $ 3,242.5   $ 2,949.5
Tier II capital                                                                            770.1       752.9
- ------------------------------------------------------------------------------------------------------------
Total capital                                                                          $ 4,012.6   $ 3,702.4
============================================================================================================
Risk-adjusted assets                                                                   $28,721.2   $27,020.2
============================================================================================================



                                                         Regulatory Minimums
                                                     -----------------------------
                                                      Adequately          Well
December 31                                          Capitalized       Capitalized          1995        1994
- --------------------------------------------------------------------------------------------------------------
Risk-based capital ratios:
  Tier I                                                   4%               6%             11.29%      10.92%
  Total                                                    8               10              13.97       13.70
Tier I leverage ratio                                      4                5               7.95        7.29
==============================================================================================================

     The Corporation's risk-based capital and Tier I leverage ratios substantially exceed the regulatory required minimums and, at December 31, 1995, all of the Corporation's subsidiaries were considered "well capitalized" based on regulatory defined minimums.

18  RETIREMENT BENEFITS
     Substantially all employees of the Corporation and its subsidiaries are covered by the Boatmen's Bancshares, Inc. Retirement Plan for Employees, a noncontributory defined benefit plan, or in the case of Fourth Financial employees, the Fourth Financial Plan, which is in the process of being merged with the Boatmen's Retirement Plan. Pension benefits are based upon the employee's length of service and compensation during the final years of employment. Normal service costs are funded currently using the projected unit credit method.
     An amendment was made to the Plan as of December 31, 1995 to standardize credited service, which had the effect of increasing the projected benefit obligation by approximately $22.8 million.
     Contributions to the Plan totaled $7.9 million in 1995, $8.0 million in 1994, and $13.8 million in 1993.

     Net pension expense for 1995, 1994 and 1993 was comprised of the following:


=================================================================================================
Year ended December 31 (in thousands)                  1995               1994             1993
- -------------------------------------------------------------------------------------------------
Service cost                                        $17,219            $16,413          $14,129
Interest cost on projected
  benefit obligation                                 20,787             19,656           17,661
(Return) loss on plan assets                        (61,712)             1,022          (31,961)
Net amortization and deferral                        37,376            (24,319)          11,395
- -------------------------------------------------------------------------------------------------
  Net pension expense                               $13,670            $12,772          $11,224
=================================================================================================

     The following table sets forth the retirement plan's funded status and amounts recognized in the Corporation's consolidated financial statements:


December 31 (in thousands)                                  1995               1994
- -------------------------------------------------------------------------------------
Plan assets at fair value, primarily listed
  stocks and bonds                                      $314,798           $259,914
- -------------------------------------------------------------------------------------
Actuarial present value of benefit obligation:
  Vested benefits                                        240,504            182,596
  Non-vested benefits                                     16,499             10,762
- -------------------------------------------------------------------------------------
Accumulated benefit obligation                           257,003            193,358
Effect of projected future salary increases               78,589             52,300
- -------------------------------------------------------------------------------------
Projected benefit obligation                             335,592            245,658
- -------------------------------------------------------------------------------------
Plan assets in excess of (lower than)
   projected benefit obligation                         $(20,794)          $ 14,256
=====================================================================================

Comprised of:
  Unrecognized net asset being amortized
    over 17 years                                       $ 13,684           $ 16,018
  Unrecognized net gain (loss) from past
    experience different from that assumed
    and effects of changes in assumptions                 (4,835)               238
  Unrecognized prior service benefit (loss)              (20,626)             1,176
  Prepaid pension cost (liability)                        (9,017)            (3,176)
- -------------------------------------------------------------------------------------
                                                        $(20,794)          $ 14,256
=====================================================================================

     Assumptions used in computing pension expense were:


===============================================================================================================
                                                            1995                1994                 1993
- ---------------------------------------------------------------------------------------------------------------
Weighted average discount rate                            8-8-1/2%            7-7-1/2%                   7-8%
Rate of increase in future
   compensation levels                                4-3/4-5-1/2%            4-3/4-5%           4-3/4-5-1/2%
Expected long-term rate of
   return on assets                                         8-3/4%              8-3/4%               8-9-1/4%
===============================================================================================================

     The weighted average discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation were 7.25% and 4.70%-5.00%, respectively, at December 31, 1995 and 8.50%-8.75% and 4.70%-5.50% respectively, at December 31, 1994.
     The Corporation provides postemployment life and contributory medical benefits to retired employees. The liability for such benefits is unfunded and costs of such benefits are accrued in a manner similar to actual pension costs.

     The following table presents the status of the plans:


======================================================================================
December 31 (in thousands)                                  1995               1994
- --------------------------------------------------------------------------------------
Accumulated postretirement
  benefit obligation:
    Retirees                                             $52,371            $39,300
    Fully eligible active plan participants               13,962             12,326
    Other active plan participants                        19,492             17,272
- --------------------------------------------------------------------------------------
    Total accumulated postretirement
       benefit obligation                                 85,825             68,898
- --------------------------------------------------------------------------------------
Unrecognized net gain                                     21,867             10,913
Unrecognized transition obligation                        38,289             40,560
- --------------------------------------------------------------------------------------
Accrued postretirement
  benefit cost                                           $25,669            $17,425
======================================================================================

     Net postretirement benefit cost included the following components:


Year ended December 31 (in thousands)                       1995               1994              1993
- -------------------------------------------------------------------------------------------------------
Service cost                                             $ 1,230            $ 1,460            $1,238
Interest cost                                              6,049              4,924             4,586
Amortization of transition
  obligation over 20 years                                 2,906              4,338             2,396
- -------------------------------------------------------------------------------------------------------
Net postretirement benefit cost                          $10,185            $10,722            $8,220
=======================================================================================================

     The weighted-average annual assumed rate of increase in the per capita cost of covered benefits for the medical plan is 9.00% for 1996 (compared to 10.00% assumed for 1995) and is assumed to decrease gradually to 5.00% in 2003 and remain at that level thereafter. The health care cost trend rate assumption has a significant effect on the amounts reported. For example, increasing the assumed health care trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation for the medical plan as of December 31, 1995 by $6.7 million, and the aggregate of the service and interest cost components of net periodic postretirement benefit cost for 1995 by $.7 million. The weighted-average discount rate used in determining the accumulated postretirement benefit obligation was 7.25% at December 31, 1995 and 8.50% at December 31, 1994.

19  INCOME TAXES
     Income tax expense is summarized as follows:


=====================================================================================================
Year ended December 31 (in thousands)                       1995              1994             1993
- -----------------------------------------------------------------------------------------------------
Current:
  Federal                                               $221,860          $211,920        $182,897
  State                                                   36,299            34,806          30,803
- -----------------------------------------------------------------------------------------------------
  Total current                                          258,159           246,726         213,700
- -----------------------------------------------------------------------------------------------------
Deferred:
  Federal                                                  3,970            10,778         (30,176)
  State                                                   (1,119)           (3,086)         (9,209)
- -----------------------------------------------------------------------------------------------------
  Total deferred                                           2,851             7,692         (39,385)
- -----------------------------------------------------------------------------------------------------
  Income tax expense                                    $261,010          $254,418        $174,315
=====================================================================================================

     A reconciliation of the statutory Federal income tax rate with the effective tax rate is as follows:

======================================================================================================
                                                                   Percent of pre-tax income
- ------------------------------------------------------------------------------------------------------
Year ended December 31                                     1995              1994             1993
- ------------------------------------------------------------------------------------------------------
Statutory rate                                             35.0%             35.0%            35.0%
Tax-exempt securities interest
  and other income                                         (4.0)             (4.1)            (5.3)
State taxes, net of Federal benefit                         2.9               2.8              2.3
Deferred taxes at applicable rates                                                            (2.8)
Other, net                                                  1.3                .4              (.3)
- ------------------------------------------------------------------------------------------------------
  Effective rate                                           35.2%             34.1%            28.9%
======================================================================================================

     The Corporation's deferred tax asset account was comprised of the following:


===================================================================================
Year ended December 31 (in thousands)                     1995              1994
- -----------------------------------------------------------------------------------
Deferred tax liabilities:
  Lease financing                                    $ (49,793)        $ (29,657)
  Net unrealized gain on
     available for sale securities                      (6,463)
  Depreciation                                         (36,767)          (33,168)
  Purchase accounting adjustment                       (15,111)          (20,412)
  Other                                                (36,083)          (40,481)
- -----------------------------------------------------------------------------------
    Total deferred tax liabilities                    (144,217)         (123,718)
- -----------------------------------------------------------------------------------
Deferred tax assets:
  Net unrealized loss on
    available for sale securities                                         84,483
  Provision for loan loss                              182,620           174,809
  Other real estate owned losses                        11,496            17,800
  Intangibles                                           18,697            14,790
  Net operating loss carryforwards                      22,976            29,926
  Other                                                 50,024            37,304
- -----------------------------------------------------------------------------------
    Total deferred tax assets                          285,813           359,112
- -----------------------------------------------------------------------------------
Net deferred tax asset                                $141,596          $235,394
===================================================================================

     At December 31, 1995, the Corporation had net operating loss carryforwards of $48,798, all of which relate to net operating losses of acquired companies. Net operating loss carryforwards expire in years 1999 through 2007.
     The Corporation has determined that it is not required to establish a valuation allowance for the deferred tax asset since it is more likely than not that the deferred asset of $141,596 will be realized through either carryback to taxable income in prior years, future reversals of existing taxable temporary differences and, to a lesser extent, future taxable income.

20  FAIR VALUE OF FINANCIAL INSTRUMENTS
     The reported fair values of financial instruments are based on a variety of factors. Where possible, fair values represent quoted market prices for identical or comparable instruments. In other cases, fair values have been estimated based on assumptions concerning the amount and timing of estimated future cash flows and assumed discount rates reflecting varying degrees of risk. Intangible values assigned to customer relationships are not reflected in the reported fair values. Accordingly, the fair values may not represent actual values of the financial instruments that could have been realized as of year end or that will be realized in the future.
     The carrying amounts reported in the balance sheet for cash and due from banks, short-term investments, Federal funds sold and securities purchased under resale agreements approximate fair value.
     Fair values for held to maturity securities, available for sale securities, and trading securities are based on quoted market prices or dealer quotes. If quoted prices are not available for the specific security, fair values are based on quoted market prices of comparable instruments.
     The fair values of 1-4 family residential loans, home equity and other homogeneous categories of consumer loans are estimated using quoted market prices for similar traded loans or securities backed by such loans, adjusted for differences between the quoted instruments and the instrument being valued. The fair values for other loans are estimated using a discounted cash flow analysis, based on interest rates currently offered for loans with similar terms to borrowers of similar credit quality or in some situations, due to the variable rate nature of the instrument, carrying value and fair value are considered one and the same.
     Fair values for nonperforming loans are estimated using assumptions regarding current assessments of collectibility and historical loss experience.
     By definition fair values of deposits with no stated maturities, such as demand deposits, savings and NOW accounts and money market deposit accounts, are equal to the amounts payable on demand at the reporting date. The fair values of all other fixed rate deposits are based on discounted cash flows using rates currently offered for deposits of similar remaining maturities. The carrying amounts of variable rate deposits approximate fair value at the reporting date.
     The carrying amounts of Federal funds purchased and other short-term borrowings approximate their fair values as of the reporting date.
     The fair value of long-term debt is based on quoted market prices for similar issues, or current rates offered to the Corporation for debt of the same remaining maturity.
     The fair values of interest rate swaps and foreign exchange contracts are estimated using dealer quotes. These values represent the costs to replace all outstanding contracts at current market rates, taking into consideration the current credit worthiness of the counterparties. The fair values of loan commitments, commercial letters of credit and standby letters of credit are determined using estimated fees currently charged to enter into similar agreements. The fair value of loan commitments totaled approximately $1.9 million and $1.1 million at December 31, 1995 and 1994, respectively. The fair value of commercial and standby letters of credit totaled approximately $1.5 million and $1.3 million at December 31, 1995 and 1994, respectively.
     The estimated fair values of the Corporation's financial instruments were as follows:

======================================================================================
December 31, 1995 (in millions)                   Carrying amount         Fair value
- --------------------------------------------------------------------------------------
Financial assets:
  Cash and due from banks and
     short-term investments                             $ 3,920.6          $ 3,920.6
  Held to maturity securities                               923.1              973.8
  Available for sale securities                          10,347.2           10,347.2
  Trading securities                                         58.4               58.4
  Loans                                                  23,598.3           23,939.7
Financial liabilities:
  Deposits                                               31,978.1           32,065.2
  Short-term borrowings                                   4,378.0            4,378.0
  Long-term debt                                            615.1              660.5
Off-balance sheet financial instruments:
  Interest rate swaps:
    Asset/liability management                               (1.1)              (5.2)
    Customer swaps held in trading portfolio                  1.6                1.6
  Foreign exchange contracts held in
     trading portfolio                                         .5                 .5
======================================================================================
December 31, 1994 (in millions)                   Carrying amount         Fair value
- --------------------------------------------------------------------------------------
Financial assets:
  Cash and due from banks and
     short-term investments                             $ 3,723.9          $ 3,723.9
  Held to maturity securities                             7,175.2            6,813.7
  Available for sale securities                           5,170.6            5,170.6
  Trading securities                                         32.4               32.4
  Loans                                                  22,268.1           22,079.6
Financial liabilities:
  Deposits                                               31,108.7           31,096.4
  Short-term borrowings                                   5,374.6            5,374.6
  Long-term debt                                            599.5              585.3
Off-balance sheet financial instruments:
  Interest rate swaps:
    Asset/liability management                                (.5)            (174.3)
    Customer swaps held in trading portfolio                   .4                 .4
  Foreign exchange contracts held in
     trading portfolio                                        2.3                2.3
======================================================================================

21  FINANCIAL INSTRUMENTS
    WITH OFF-BALANCE SHEET RISK
     In the normal course of business, the Corporation utilizes a variety of off-balance sheet financial instruments to service the financial needs of customers and to manage the Corporation's overall asset/liability position. This activity includes commitments to extend credit, standby and commercial letters of credit, securities lending, interest rate swaps and foreign exchange contracts. Each of these instruments involve varying degrees of risk. As such, the contract or notional amounts of these instruments may or may not be an appropriate indicator of the credit or market risk associated with these instruments.
     Generally accepted accounting principles recognize these instruments as contingent obligations or off-balance sheet items and accordingly, the contract or notional amounts are not reflected in the consolidated financial statements.

     A summary of the Corporation's off-balance sheet financial instruments at December 31, 1995 and 1994 is presented as follows.

======================================================================================
Financial instruments held for other than trading purposes
whose credit risk is represented by contract amounts
- --------------------------------------------------------------------------------------
December 31 (in millions)                                  1995                1994
- --------------------------------------------------------------------------------------
Commitments to extend credit                          $10,742.6           $10,186.7
Standby letters of credit                               1,162.1             1,003.4
Commercial letters of credit                              111.1               167.9
Forward commitments                                        86.6               155.9
Securities lent                                         2,719.4             2,968.2
- --------------------------------------------------------------------------------------
  Total                                               $14,821.8           $14,482.1
======================================================================================
Financial instruments whose credit risk is represented by
other than notional or contract amounts
- --------------------------------------------------------------------------------------
December 31 (in millions)                                  1995                1994
- --------------------------------------------------------------------------------------
Foreign exchange contracts held
   in trading portfolio:
  Commitments to purchase                              $  344.3            $  549.1
  Commitments to sell                                     426.9               595.8
Interest rate swaps:
  Asset/liability management                            2,803.6             2,531.6
  Customer swaps held in trading portfolio                852.2               649.2
- --------------------------------------------------------------------------------------
    Total                                              $4,427.0            $4,325.7
======================================================================================

     A loan commitment represents a contractual agreement to lend up to a specified amount, over a stated period of time as long as there is no violation of any condition established in the contract, and generally requires the payment of a fee. Standby letters of credit are issued to improve a customer's credit standing with third parties, whereby the Corporation agrees to honor a financial commitment by issuing a guarantee to third parties in the event the Corporation's customer fails to perform. Since loan commitment amounts generally exceed actual funding requirements and virtually all of the standby letters of credit are expected to expire unfunded, the total commitment amounts do not represent future cash requirements. The Corporation's exposure to credit loss from loan commitments, standby letters of credit and commercial letters of credit is measured by the contract amount of these instruments. This credit risk is minimized by subjecting these off-balance sheet instruments to the same credit policies and underwriting standards used when making loans. The Corporation evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on such evaluations. Acceptable collateral includes cash or cash equivalents, marketable securities, deeds of trust, receivables, inventory, fixed assets and financial guarantees. Interest rates, in the event funding of the aforementioned commitments are required, are predominantly based on floating rates or prevailing market rates at the time such commitments are funded. Substantially all of these commitments expire in 1-2 years unless renewed by the Corporation. Commercial letters of credit are short-term commitments issued for trade purposes, primarily to finance the movement of goods between a buyer and seller dealing in international markets. The Corporation, through its mortgage banking subsidiary, obtains mandatory forward commitments of up to 120 days to sell mortgage backed securities to hedge the market risk associated with a substantial portion of the mortgage loan commitments that are expected to close (mortgage loan pipeline), and all mortgage loans held for sale. The Company's risk management function closely monitors the mortgage loan pipeline to determine appropriate forward commitment coverage on a daily basis in order to manage the risk inherent in these off-balance-sheet financial instruments.
     The Corporation, through its trust subsidiary, is involved in off-balance sheet securities lending. In this capacity, the Corporation, acting as agent, lends securities on behalf of its customers to third party borrowers. The Corporation indemnifies its customers against losses in the event of counterparty default, and minimizes this risk through collateral requirements and limiting transactions to pre-approved borrowers. Collateral policies require each borrower to initially deliver cash or securities equal to or exceeding 102% of the market value of the securities lent. Additional collateral is required through the term of the lending agreement to ensure that the value of collateral exceeds the market value of the securities lent. Interest rate risk associated with securities lending activities arises from rate movements affecting the spread between the rebate rate paid to the borrower on his collateral and the rate earned on that collateral. This risk is controlled through policies that limit the level of interest rate risk which can be undertaken.
     The Corporation enters into interest rate swap transactions primarily as part of its asset/liability management strategy to manage interest-rate risk. These transactions involve the exchange of interest payments based on a notional amount. The notional amounts of interest rate swaps express the volume of transactions and are not an appropriate indicator of the off-balance sheet market risk or credit risk. The credit risk associated with interest rate swaps arises from the counterparties' failure to meet the terms of the agreements and is limited to the fair value of contracts in a gain (favorable) position. The Corporation manages this risk by maintaining a well-diversified portfolio of highly-rated counterparties in addition to imposing limits as to types, amounts and degree of risk the portfolio can undertake. The limits are approved by senior management and positions are monitored to ensure compliance with such limits. The credit risk exposure at December 31, 1995 is minimal as virtually all contracts were in an unfavorable position.
     An effective asset/liability management function is required to address the interest rate risk inherent in the Corporation's core banking activities. If no other management action is taken, these core banking activities, which include lending and deposit products, result in an asset-sensitive position. Accordingly, the Corporation utilizes a variety of discretionary on- and off-balance sheet strategies to prudently manage the overall interest rate sensitivity position. The Corporation's interest rate risk exposure is currently limited, by policy, to 5% of projected annual net income. Adherence to these risk limits is controlled and monitored through simulation modeling techniques that consider the impact alternative interest rate scenarios will have on the Corporation's financial results.
     In 1995, $850 million of new swaps were added and $578 million matured such that at December 31, 1995, interest rate swaps totaled $2.8 billion. The most recent swaps were executed as a means to convert a portion of the Corporation's variable rate bank notes to fixed rate instruments. Interest rate swaps executed in prior years were undertaken to modify the interest rate sensitivity of subordinated debt as well as alter the interest rate sensitivity of the Corporation's prime-based loan portfolio, converting a portion of these loans to fixed rate instruments. Additionally, the Corporation has utilized swaps to convert a portion of its long-term fixed rate debt to a floating rate basis. Periodic correlation assessments are performed to ensure that the swap instruments are effectively modifying the interest rate characteristics of the respective balance sheet items.
     As summarized in the following table, the swap portfolio is primarily comprised of contracts wherein the Corporation receives a fixed rate of interest while paying a variable rate. As such, the income contribution from the swap portfolio will decrease in a rising rate environment and increase in a falling rate environment. The average rate received at December 31, 1995, was 5.71% compared to an average rate paid of 6.09%, and the average remaining maturity of the total portfolio was less than one year. The variable rate component of the interest rate swaps is based on LIBOR as of the most recent reset date. The interest rate swaps are not leveraged in that they reset in step with rate movements in the underlying index.
     A summary of the interest rate swap activity for the years ended December 31, 1995 and December 31, 1994 is provided below.


========================================================================================================================
Asset/Liability Management Swaps                          Receive                Pay             Basis
(in millions)                                               Fixed              Fixed             Swaps           Total
- ------------------------------------------------------------------------------------------------------------------------
Notional amount,
  December 31, 1993                                        $1,501               $231              $300          $2,032
  Additions                                                 1,100                                   50           1,150
  Maturities                                                 (450)              (100)             (100)           (650)
- ------------------------------------------------------------------------------------------------------------------------
Notional amount,
  December 31, 1994                                         2,151                131               250           2,532
  Additions                                                                      850                               850
  Maturities                                                 (323)              (102)             (153)           (578)
- ------------------------------------------------------------------------------------------------------------------------
Notional amount,
   December 31, 1995                                       $1,828               $879              $ 97          $2,804
========================================================================================================================
At December 31, 1995:
  Average remaining
     maturity (years)                                          .9                 .5                .2              .7
  Weighted average rate received                             5.58%              5.88%             6.76%           5.71%
  Weighted average rate paid                                 5.99               6.29              6.06            6.09
========================================================================================================================
At December 31, 1994:
  Average remaining
     maturity (years)                                         2.2                 .6               1.1             2.0
  Weighted average rate received                             5.56%              5.92%             5.55%           5.57%
  Weighted average rate paid                                 6.05               5.33              5.72            5.98
========================================================================================================================

     Summarized below is the unrealized gain (loss) of the swap portfolio at December 31, 1995 and 1994.

========================================================================================================================
                                                             December 31, 1995                    December 31, 1994
- ------------------------------------------------------------------------------------------------------------------------
Asset/Liability Management Swaps                         Notional        Unrealized           Notional     Unrealized
(in millions)                                              Amount        Gain (loss)            Amount     Gain (loss)
- ------------------------------------------------------------------------------------------------------------------------
Prime Loan Swaps:
  Receive fixed                                            $1,505             $(2.0)            $1,800        $(155.6)
  Basis swaps                                                  97                .2                200           (3.8)
- ------------------------------------------------------------------------------------------------------------------------
  Total prime loan swaps                                    1,602              (1.8)             2,000         (159.4)
Long-term debt swaps                                          200               (.7)               200           (8.6)
Bank note liability swaps                                     850              (2.5)
Other                                                         152               (.2)               332           (6.3)
- ------------------------------------------------------------------------------------------------------------------------
Total                                                      $2,804             $(5.2)            $2,532        $(174.3)
========================================================================================================================

     Interest income and expense on interest rate swaps used to manage the Corporation's overall interest rate sensitivity position is recorded on an accrual basis as an adjustment of the yield of the related asset or liability over the periods covered by the contracts.
     The swap portfolio decreased net interest income by approximately $13 million in 1995, resulting in a reduction in the net interest margin of approximately 4 basis points. In 1994, the swap portfolio increased net interest income by $16 million adding approximately 5 basis points to the margin. Based on interest rates at December 31, 1995, it is anticipated that the swap portfolio will reduce net interest income by approximately $5 million in 1996 and approximately $1 million in 1997; however, it is anticipated that these declines will be offset by a higher contribution from core banking activities. The estimated fair value of the swap portfolio, based on dealer quotes, was an unrealized loss of $5.2 million at December 31, 1995, compared to an unrealized loss of $174.3 million at December 31, 1994. The Corporation's operating and liquidity position is not expected to be materially impacted by the unrealized loss inherent in the swap portfolio.
     Approximately 60% of the portfolio is comprised of indexed amortizing swaps, whereby the maturity distribution could lengthen if interest rates increase from current levels. Assuming interest rates were to increase 200 basis points from their current levels, the average maturity distribution of the swap portfolio would extend by approximately 1.2 years, but in no event would any component of the swap portfolio extend beyond 4.4 years. The decision to use indexed amortizing swaps rather than some other financial instrument is analogous to choices made between using on-balance sheet instruments such as mortgage-backed securities and Treasury securities. While both instruments can be effective at reducing the risk associated with the asset sensitive profile of the core banking activities, the Corporation frequently chooses to assume some modest extension/contraction characteristics associated with investing in a mortgage-backed security. Indexed amortizing swaps and mortgage-backed securities are similar in nature in that the notional or principal values decline over time and changes in market rates impact the degree to which the underlying instrument amortizes. The specific indexed amortizing swaps used by the Corporation have a minimum term which can potentially lengthen to a specified final maturity depending on the level of movement in interest rates. While the underlying characteristics of the specific indexed amortizing swaps used by the Corporation are similar to on-balance sheet mortgage-backed securities, prepayment and other risk factors are more predictable due to the structural features inherent in the swaps. Any future utilization of off-balance sheet financial instruments will be determined based upon the Corporation's overall interest rate sensitivity position and asset/liability management strategies.
     The Corporation has not terminated any of its interest rate swap positions. Accordingly, there have been no deferred gains/losses associated with this activity.
     While the Corporation is primarily an end-user of derivative instruments, it does act as an intermediary to meet the financial needs of its customers. In this capacity, the Corporation executes foreign exchange transactions and interest rate swaps to provide customers with capital markets products to meet their financial objectives. All positions are reported at fair value and changes in fair values are reflected in investment banking revenues as they occur. Interest rate risk associated with the customer swap portfolio is controlled by entering into offsetting positions with third parties. Including these offsetting positions, the notional amount of the customer swap portfolio at December 31, 1995 totaled approximately $852.2 million. Credit risk associated with this activity is minimized by limiting transactions to highly rated counterparties and through collateral agreements. Collateral is required to be delivered when the credit risk exceeds acceptable thresholds, for certain counterparties. Collateral thresholds are established based on the creditworthiness of the counterparty and are bilateral. Acceptable collateral includes U.S. Treasury and Federal agency securities. Foreign exchange activity, which is marked to market based on prevailing rates of exchange, can expose the Corporation to market risk, particularly when open positions exist, and, to a lesser extent, credit risk associated with counterparties and their ability to meet the terms of the foreign exchange contracts. The Corporation minimizes market risk associated with foreign exchange activity by establishing limits which prohibit traders from maintaining significant open positions on a daily basis. The Corporation's exposure to credit risk on foreign exchange contracts and customer swap contracts is measured as the cost of replacing the contract in the event of default by the counterparty which is limited to the market value of all contracts in a gain position. The Corporation controls this credit risk by maintaining a well diversified portfolio of highly rated counterparties and imposing counterparty limits and collateral protection which is monitored by a credit committee for compliance. In addition, counterparty credit risk for all derivative activity is managed by subjecting these transactions to credit policies and underwriting standards consistent with that used when making commitments to extend credit. At December 31, 1995, the Corporation's credit exposure from interest rate and foreign exchange contracts totaled $8.4 million and $10.7 million, respectively. The following summarizes the fair value at period end and the average fair value for the years ended December 31, 1995 and 1994 for derivatives held or issued for trading purposes.


======================================================================================================================
Derivatives Held or Issued for Trading Purposes--Fair Value
                                                                  1995                              1994
- ----------------------------------------------------------------------------------------------------------------------
(in millions)                                         Period end          Average      Period end           Average
- ----------------------------------------------------------------------------------------------------------------------
Interest-rate swap contracts:
  Assets                                                   $ 8.4            $ 4.9           $ 4.7             $ 4.1
  Liabilities                                               (6.8)            (3.9)           (4.3)             (3.6)
Foreign exchange contracts:
  Assets                                                    10.7             19.4            19.1              21.0
  Liabilities                                              (10.2)           (18.2)          (16.8)            (18.9)
======================================================================================================================

     Net trading gains recognized in earnings on interest rate contracts outstanding totaled $1.3 million in 1995, $.2 million in 1994 and $.8 million in 1993. Net trading gains from foreign exchange contracts totaled $6.9 million in 1995, $5.9 million in 1994 and $5.4 million in 1993.

22  PARENT COMPANY CONDENSED
    FINANCIAL STATEMENTS
     Following are the condensed financial statements of Boatmen's Bancshares, Inc. (Parent Company only) for the periods indicated:


Balance Sheet
=======================================================================================
December 31 (in thousands)                                   1995               1994
- ---------------------------------------------------------------------------------------
Assets:
  Cash                                                 $      834         $       33
  Short-term investments                                    2,398              4,063
  Investment in subsidiaries:
    Banks and bank holding companies                    3,504,291          3,044,242
    Nonbanks                                              239,750            215,851
- ---------------------------------------------------------------------------------------
  Total investment in subsidiaries                      3,744,041          3,260,093
- ---------------------------------------------------------------------------------------
  Advances to subsidiaries:
    Bank                                                  257,901            286,239
    Nonbanks                                               57,163             38,466
- ---------------------------------------------------------------------------------------
  Total advances to subsidiaries                          315,064            324,705
- ---------------------------------------------------------------------------------------
  Goodwill                                                 84,413             89,874
  Other assets                                             55,544             46,070
- ---------------------------------------------------------------------------------------
    Total assets                                       $4,202,294         $3,724,838
=======================================================================================
Liabilities:
  Accounts payable and accrued liabilities             $   78,342         $   54,275
  Dividends payable                                        47,936             35,556
  Short-term borrowings                                    49,497             43,531
  Long-term debt                                          425,772            425,904
- ---------------------------------------------------------------------------------------
    Total liabilities                                     601,547            559,266
- ---------------------------------------------------------------------------------------
Redeemable preferred stock                                    961              1,142
- ---------------------------------------------------------------------------------------
Stockholders' equity:
  Preferred stock                                          99,324            100,000
  Common stock                                            158,068            156,084
  Surplus                                               1,212,838          1,171,184
  Unrealized net appreciation (depreciation),
     available for sale securities                         10,476           (134,521)
  Retained earnings                                     2,137,176          1,886,199
  Treasury stock                                          (18,096)           (14,516)
- ---------------------------------------------------------------------------------------
    Total stockholders' equity                          3,599,786          3,164,430
- ---------------------------------------------------------------------------------------
    Total liabilities and stockholders' equity         $4,202,294         $3,724,838
=======================================================================================

Statement of Income
=========================================================================================================
Year ended December 31 (in thousands)                        1995               1994              1993
- ---------------------------------------------------------------------------------------------------------
Income:
  Dividends from subsidiaries:
    Banks and bank holding companies                     $276,654           $219,676          $216,425
    Nonbanks                                               18,118             26,019            23,855
- ---------------------------------------------------------------------------------------------------------
  Total dividends from subsidiaries                       294,772            245,695           240,280
- ---------------------------------------------------------------------------------------------------------
  Fees from subsidiaries                                   14,436             15,177            33,316
  Interest on short-term investments                          146                829               988
  Interest on advances to subsidiaries                     16,114             11,545             6,713
  Other                                                     5,912                760               791
- ---------------------------------------------------------------------------------------------------------
  Total income                                            331,380            274,006           282,088
- ---------------------------------------------------------------------------------------------------------
Expense:
  Interest expense                                         41,116             35,924            32,062
  Staff expense                                            40,523             29,691            31,120
  Other                                                    34,143             23,971            30,139
- ---------------------------------------------------------------------------------------------------------
  Total expense                                           115,782             89,586            93,321
- ---------------------------------------------------------------------------------------------------------
  Income before income tax benefit
    and equity in undistributed
    income of subsidiaries                                215,598            184,420           188,767
  Income tax benefit                                       23,499             18,465            14,932
- ---------------------------------------------------------------------------------------------------------
  Income before equity in undistributed
    income of subsidiaries                                239,097            202,885           203,699
  Equity in undistributed income
    of subsidiaries                                       240,914            288,041           224,775
- ---------------------------------------------------------------------------------------------------------
  Net income                                             $480,011           $490,926          $428,474
=========================================================================================================

     Retained earnings include $1,887,309 and $1,692,270 of equity in undistributed income of subsidiaries at year-end 1995 and 1994, respectively.
     Annual dividend distributions to the Corporation from its banking subsidiaries are subject to certain limitations by applicable banking regulatory authorities. In the aggregate, the statutory maximum available dividends which may be paid to the Corporation without prior regulatory approval is $725,319, resulting in $2,991,210 or 80.0% of the total equity of the subsidiaries being potentially restricted as of December 31, 1995.

Statement of Cash Flows
=========================================================================================================
Year ended December 31 (in thousands)                        1995               1994              1993
- ---------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
  Net income                                            $ 480,011          $ 490,926         $ 428,474
  Adjustments to reconcile net
    income to net cash provided by
    operating activities:
      Depreciation and amortization                         4,458              4,435             4,127
      Equity in undistributed income
        of subsidiaries                                  (240,914)          (288,041)         (224,775)
      (Gain) loss on sale of assets                        (5,049)                30               237
      Increase (decrease) in taxes
        payable                                            (5,311)            (3,435)              105
      Other, net                                           26,374             14,452            (6,796)
- ---------------------------------------------------------------------------------------------------------
    Net cash provided by
      operating activities                                259,569            218,367           201,372
- ---------------------------------------------------------------------------------------------------------
Cash flows from investment activities:
  Purchase of net assets and increase in
     investment in subsidiaries                           (57,985)           (26,524)         (125,364)
  Net change in advances to subsidiaries                    9,641            (54,903)         (141,054)
  Net change in short-term investments                      1,665             12,340            78,597
  Net change in property and equipment                       (183)                50            (3,595)
- ---------------------------------------------------------------------------------------------------------
    Net cash used for
       investing activities                               (46,862)           (69,037)         (191,416)
- ---------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
  Net change in short-term borrowings                       5,966             (6,103)           (6,390)
  Repayments of long-term debt                                (14)                (1)           (5,003)
  Proceeds from issuance of
     long-term debt                                                                             99,281
  Cash dividends paid                                    (170,757)          (132,690)         (112,216)
  Common stock issued pursuant to
    various employee and shareholder
    stock issuance plans                                   29,561              4,530            16,993
  Acquisition of treasury stock                           (76,479)           (15,406)           (3,102)
  Decrease in redeemable preferred stock                     (183)               (13)              (93)
- ---------------------------------------------------------------------------------------------------------
    Net cash used for
      financing activities                               (211,906)          (149,683)          (10,530)
- ---------------------------------------------------------------------------------------------------------
Increase (decrease) in cash                                   801               (353)             (574)
Cash at beginning of year                                      33                386               960
- ---------------------------------------------------------------------------------------------------------
Cash at end of year                                     $     834          $      33         $     386
=========================================================================================================

23  LEGAL PROCEEDINGS
     Various claims and lawsuits, incidental to the ordinary course of business, are pending against the Corporation and its subsidiaries. In the opinion of management, after consultation with legal counsel, resolution of these matters is not expected to have a material effect on the consolidated financial statements.

REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Boatmen's Bancshares, Inc.

     We have audited the accompanying supplemental consolidated balance sheets of Boatmen's Bancshares, Inc. (formed as a result of the consolidation of Boatmen's Bancshares, Inc. and Fourth Financial Corporation) as of December 31, 1995 and 1994, and the related supplemental consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. The supplemental consolidated financial statements give retroactive effect to the merger of Boatmen's Bancshares, Inc. and Fourth Financial Corporation on January 31, 1996, which has been accounted for using the pooling of interests method as described in the notes to the supplemental consolidated financial statements. These supplemental financial statements are the responsibility of the management of Boatmen's Bancshares, Inc. Our responsibility is to express an opinion on these supplemental financial statements based on our audits.
     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the supplemental financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Boatmen's Bancshares, Inc. at December 31, 1995 and 1994, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, after giving retroactive effect to the merger with Fourth Financial Corporation, as described in the notes to the supplemental consolidated financial statements, in conformity with generally accepted accounting principles.

/s/ Ernst & Young LLP

St. Louis, Missouri
January 18, 1996 (except for the pooling of interests with Fourth Financial Corporation as of January 31, 1996, and Note 3, for which the date is January 31, 1996)